UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
 SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

FOAMIX PHARMACEUTICALS LTD.
(Name of Registrant as Specified In Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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FOAMIX PHARMACEUTICALS LTD.

SCHEDULE 14A PROXY STATEMENT AND
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 8, 2018

To Our Shareholders:

You are cordially invited to attend our 2018 Annual General Meeting of Shareholders, or the Meeting, of Foamix Pharmaceuticals Ltd., an Israeli corporation, or the Company, which will be held on Tuesday, May 8, 2018, at 9:00 a.m. (Eastern Standard Time), at the offices of our U.S. Subsidiary, Foamix Pharmaceuticals Inc. located at 520 U.S. Route 22, Suite 204 in Bridgewater, New Jersey.

On or about April 11, 2018, we will begin mailing to our shareholders our proxy statement. Information concerning the matters to be considered and voted upon at the Meeting is set forth in the Notice of our 2018 Annual General Meeting of Shareholders and proxy statement.

The purpose of the Meeting is to:

1.
Appoint Kesselman & Kesselman (a member firm of PricewaterhouseCoopers International Limited, or PwC) an independent registered public accounting firm, as the Company’s independent public accountants for the fiscal year ending December 31, 2018, and authorize the Board (or the Audit Committee, if authorized by the Board) to fix the remuneration of such independent public accountants in accordance with the volume and nature of their services;

2.	Ratify the election of Mr. David Domzalski, our CEO, as a director of the Company;

3.	Approve annual equity incentive awards to the Company’s non-executive directors;

4.	Approve certain compensation payments to Mr. Domzalski, as follows:

(a)	Approve equity incentive grants to Mr. Domzalski for 2017; and

(b)	Approve the terms of Mr. Domzalski’s cash bonus and equity incentive compensation for 2018;

5.	Approve certain bonus payments to Dr. Dov Tamarkin, our former CEO and former director, as follows:

(a)	Approve an equity conversion bonus to Dr. Tamarkin in respect of 2016; and

(b)	Approve Dr. Tamarkin’s cash bonus in respect of the first half of 2017; and

6.	Approve the Company’s Amended Compensation Policy.

Members of the Company’s management team will be present at the Meeting to discuss the Company’s annual financial statements for the fiscal year ended December 31, 2017, as well as to respond to appropriate questions from shareholders. These items of business to be transacted at the Meeting are more fully described in the proxy statement, which is part of this notice.

The record date for the Meeting is April 10, 2018. Only shareholders of record at the close of business on that date may vote at the Meeting or any adjournment thereof.

All shareholders are cordially invited to attend the Meeting in person. Even if you plan to attend the Meeting, please complete, sign and date the enclosed proxy card and return it promptly in the postage-paid return envelope in order to ensure that your vote will be counted if you later decide not to, or are unable to, attend the Meeting.

Even if you have given your proxy, you may still attend and vote in person at the Meeting after revoking your proxy prior to the Meeting.

By Order of the Board of Directors:

/s/ Dr. Stanley Hirsch Chairman of the Board of Directors

April 11, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2018
ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 8, 2018

The proxy statement, proxy card and financial statements as included in our Annual Report on Form 10-K/A filed on March 1, 2018 are available at http://investors.foamix.com/sec-filings.

FOAMIX PHARMACEUTICALS LTD.
2018 PROXY STATEMENT

FOAMIX PHARMACEUTICALS LTD.
2 Holzman Street, Weizmann Science Park Rehovot 7670402, Israel

2018 PROXY STATEMENT

This proxy statement is furnished by and on behalf of the board of directors, or the Board, of Foamix Pharmaceuticals Ltd., an Israeli corporation (“we”, “us”, “our”, “Foamix” or the “Company”), in connection with our 2018 Annual General Meeting of Shareholders to be held on Tuesday, May 8, 2018, at 9:00 a.m. (Eastern Standard Time) at the offices of our U.S. subsidiary, Foamix Pharmaceuticals Inc., located at 520 U.S. Route 22, Suite 204 in Bridgewater, New Jersey.

At the Meeting, shareholders will vote on the (i) appointment of Kesselman & Kesselman (a member firm of PricewaterhouseCoopers International Limited, or PwC) an independent registered public accounting firm, as the Company’s independent public accountants for the fiscal year ending December 31, 2018, and authorization of the Board (or the Audit Committee, if authorized by the Board) to fix the remuneration of such independent public accountants in accordance with the volume and nature of their services, (ii) ratification of the election of Mr. David Domzalski, the Company’s CEO, as a director, (iii) approval of annual equity incentive awards to the Company’s non-executive directors, (iv) approval of certain compensation payments to Mr. Domzalski, as follows: (a) equity incentive grants to Mr. Domzalski for 2017, and (b) the terms of Mr. Domzalski’s cash bonus and equity incentive compensation for 2018, (v) approval of certain bonus payments to Dr. Dov Tamarkin, the Company’s former CEO and former director, comprising (a) an equity conversion bonus in respect of the year 2016, and (b) a cash bonus in respect of the first half of 2017, and (vi) approval of the Company’s Amended Compensation Policy.

The record date for the Meeting is April 10, 2018. Only shareholders of record at the close of business on that date are entitled to vote at the Meeting.

By signing and returning the proxy card, you authorize Dr. Stanley Hirsch, our chairman, or Mr. David Domzalski, our Chief Executive Officer, to represent you and vote your shares at the Meeting in accordance with your instructions. Each of the foregoing may also vote your shares to adjourn the Meeting and will be authorized to vote your shares at any postponements or adjournments of the Meeting.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, or the Securities Act, and as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act.  As such, we are eligible to, and have taken advantage of, certain exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies,” such as not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002. We will remain an emerging growth company until the earliest of: (i) the last day of our fiscal year during which we have total annual gross revenues of at least $1.0 billion; (ii) the last day of our fiscal year following the fifth anniversary of the closing of our initial public offering; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act.

We are first making available this proxy statement and accompanying materials to shareholders on or about April 11, 2018.

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY SUBMIT YOUR
 PROXY BY SIGNING AND DATING A PROXY CARD AND RETURNING IT TO US IN THE ENVELOPE PROVIDED.

Questions and Answers about the 2018 Annual General Meeting of Shareholders

What is the purpose of the 2018 Annual General Meeting of Shareholders?

At the 2018 Annual General Meeting of Shareholders, the shareholders will be asked to:

1.
Appoint Kesselman & Kesselman (a member firm of PricewaterhouseCoopers International Limited, or PwC) an independent registered public accounting firm, as the Company’s independent public accountants for the fiscal year ending December 31, 2018, and authorize the Board (or the Audit Committee, if authorized by the Board) to fix the remuneration of such independent public accountants in accordance with the volume and nature of their services (“Proposal 1”);

2.	Ratify the election of Mr. David Domzalski, the Company’s CEO, as a director (“Proposal 2”);

3.	Approve annual equity incentive awards to the Company’s non-executive directors (“Proposal 3”);

4.	Approve compensation payments to Mr. Domzalski (“Proposal 4”), as follows:

(a)	equity incentive grants to Mr. Domzalski for 2017; and

(b)	the terms of Mr. Domzalski’s cash bonus and equity incentive compensation for 2018;

5.	Approve certain bonus payments to Dr. Dov Tamarkin, the Company’s former CEO and former director (“Proposal 5”), comprising:

(a)	an equity conversion bonus in respect of 2016; and

(b)	a cash bonus in respect of the first half of 2017; and

6.	Approve the Company’s Amended Compensation Policy (“Proposal 6”).

Shareholders will also transact any other business that may properly come before the Meeting. Members of Foamix’s management team will be present at the Meeting to discuss the 2017 financial statements as well as to respond to appropriate questions from shareholders.

Who is entitled to vote?

The record date for the Meeting is April 10, 2018. Only shareholders of record at the close of business on that date are entitled to vote at the Meeting. The total number of shares outstanding of the registrant’s ordinary shares, par value NIS 0.16 per share, as of March 31, 2018, was 37,551,511.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

Am I entitled to vote if my shares are held in “street name”?

If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of shares held in “street name.” If your shares are held in street name, the proxy materials are being forwarded to you by your bank or brokerage firm, or the record holder, along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to the record holder, and the broker is not entitled to exercise its voting discretion on the matter, the shares will be treated as “broker non-votes.” See “How are Broker Non-Votes Treated” below. You are also invited to attend the Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Meeting unless you request and obtain a valid proxy from the record holder.

What is the quorum requirement?

A quorum is necessary to hold a valid meeting. According to Rule 5620(c) of the Nasdaq Stock Market Equity Rules, or “NASDAQ rules”, which supersede our articles of association, the quorum required for a general meeting of shareholders consists of any one or more shareholders present, in person or by proxy, who hold shares, in the aggregate, conferring at least 33⅓% of the voting rights of our Company. If such quorum is not present within half an hour from the time scheduled for the Meeting, the Meeting will be adjourned for one week to the same day, time and place, unless such day shall fall on a statutory holiday (either in Israel or in the United States), in which case the Meeting will be adjourned to the first business day afterwards. According to our articles of association, at such adjourned meeting the presence of any two or more shareholders in person or by proxy, regardless of the voting power represented by their shares, will constitute a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Meeting.

Proxies with only broker non-votes are not counted towards the quorum. However, if a proxy is returned with a vote on at least one proposal (e.g., Proposal 1 to appoint the auditor), even if broker non-votes are returned with respect to the other proposals, the proxy shall count toward the quorum. See “How are Broker Non-Votes Treated” below. Abstentions will also be counted towards the quorum requirement.

Who can attend the 2018 Annual General Meeting of Shareholders?

All Foamix shareholders of record as of the close of business on April 10, 2018 may attend the 2018 Annual General Meeting of Shareholders.

How many votes do I have?

On each matter to be voted upon, you have one vote for each ordinary share you own as of the record date.

Can I change my vote after I submit my proxy?

If you are a record holder of shares, you may revoke your proxy and change your vote at any time before your proxy is actually voted:

•	by signing and delivering another proxy with a later date;

•	by providing us a written notice of such revocation prior to or at the Meeting; or

•	by voting in person at the Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting the record holder, or, if you have obtained a legal proxy from the record holder giving you the right to vote your shares, by attending the Meeting and voting in person. Your attendance at the Meeting itself will not revoke your proxy unless you provide us a written notice of the revocation before your proxy is voted or before you vote in person at the Meeting.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Meeting, who will separately count “For” and “Against” votes, abstentions, and broker non-votes.

How does the Board of Directors recommend I vote on the proposals?

The Board recommends that you vote FOR each of the proposals that are further described in the enclosed proxy statement.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, on Proposal 1 (appointment of the auditor), which is considered a “routine” proposal according to NYSE Rule 452 (which prevents all brokers, irrespective of the stock exchange on which a company is listed, from voting on non-routine matters), the proxy holders will vote in accordance with the recommendations of the Board. However, broker discretionary voting is not permitted with regard to “non-routine” proposals such as director elections or proposals related to executive compensation. Therefore, if you do not indicate any voting instructions with regard to Proposals 2, 3, 4, 5 or 6, they will be treated as “broker non-votes.” See “How are Broker Non-Votes Treated” below.

Will any other business be conducted at the Meeting?

As of the date of this proxy statement, we know of no other business that will be presented at the Meeting. If any other matter arises and is presented properly to the shareholders for a vote at the Meeting, the proxy holders will vote your shares in accordance with their best judgment, subject to the rules applicable to broker discretionary voting.

How many votes are required for approval of each of the proposals?

According to our articles of association, approval of each proposal requires the majority of the voting power present and voting at the Meeting or at any adjournment thereof.

This means that the numbers of shares voted “for” the proposal must exceed the numbers of shares voted “against” the proposal. Abstentions and broker non-votes are not considered votes cast for this purpose, and will have no effect on the vote.

In addition, under Israeli law, approval of each of Proposals 4, 5 and 6 requires that either of the following two voting requirements be met as part of the approval by an ordinary majority of shares present and voting thereon:

•
approval by a majority of the ordinary shares held by non-controlling shareholders who do not have a personal interest in the approval of the proposals that are voted at the Meeting, excluding abstentions; or

•
the total number of shares held by non-controlling, disinterested shareholders (as described in the previous bullet-point) voted against the proposal does not exceed two percent (2%) of the aggregate voting rights in the Company.

For purposes of Proposals 4, 5 and 6, a “controlling shareholder” is any shareholder that has the ability to direct the Company’s activities (other than by means of being a director or other office holder of the Company). A person is presumed to be a controlling shareholder (a) if it holds or controls, by itself or together with others, 50% or more of any one of the “means of control” of the Company, or (b) only with respect to Proposals 4 and 5, if it holds or controls, by itself or together with others who also possess a personal interest in the approval of the same transaction, 25% or more of the voting rights in the Company if no other shareholder holds or controls more than 50% of the voting rights in the Company. “Means of control” is defined under Israeli law as any one of the following: (i) the right to vote at a general meeting of the Company, or (ii) the right to appoint directors of the Company or its chief executive officer.

We are unaware of any shareholders that would be deemed to be a controlling shareholder of our Company as of the current time for purposes of Proposals 4, 5 and 6.

A “personal interest” of a shareholder, for purposes of Proposals 4, 5 and 6, includes a personal interest of a shareholder in an action or a transaction of the Company, excluding any interest arising solely from holding the Company’s shares, but including the personal interest of the shareholder’s spouse, siblings, parents, grandparents, descendants, spouse’s descendants, siblings or parents or the spouse of any of such persons, and the personal interest of any entity in which the shareholder or one of the aforementioned relatives of the shareholder serves as a director or chief executive officer, owns 5% or more of such entity’s outstanding shares or voting rights or has the right to appoint one or more directors or the chief executive officer. Under the Israeli Companies Law, 5759-1999, or the Companies Law, in the case of a person voting by proxy, “personal interest” includes the personal interest of either the proxy holder or the shareholder granting the proxy, whether or not the proxy holder has discretion over how to vote.

A controlling shareholder and a shareholder that has a personal interest are qualified to participate in the vote on the proposals; however, with respect to Proposals 4, 5 and 6, the vote of such shareholders may not be counted towards the majority requirement described above and will not count towards the 2% threshold described in the second bullet point above.

Please Note: Under Israeli case law, a shareholder must positively inform the Company whether or not such shareholder has a personal interest in a proposal which is subject to approval by a majority vote of disinterested shareholders, as in the case of Proposals 4, 5 and 6. Your failure to check the box on the proxy card indicating that you have no personal interest will therefore require the Company to assume that you have a personal interest in Proposals 4, 5 and 6 and disqualify your vote on such proposals.

We may no longer assume that a shareholder who signs and returns a proxy card without a specific indication as to the lack of personal interest of such shareholder has no personal interest with respect to Proposals 4, 5 and 6. If you believe that you, or a related party of yours, is a controlling shareholder or possesses a personal interest and you wish to participate in the vote on Proposals 4, 5 and 6, you should not indicate in the appropriate box that there exists no personal interest on the enclosed proxy card. If you hold your shares in “street name” (meaning your shares are held through a bank, broker or other nominee) and you believe that you possess a personal interest in the approval of either proposal, you may also contact the representative managing your account, who could then contact our CFO on your behalf.

What is an abstention and how will abstentions be treated?

An “abstention” represents a shareholder’s affirmative choice to decline to vote on a proposal. Abstained shares are treated as shares present for quorum purposes and entitled to vote. Since the voting standard for all of the proposals at this Meeting is “the majority of the voting power present and voting at the Meeting,” and not a majority of shares present and entitled to vote, so long as a quorum has been established at the Meeting, abstentions will have no effect on the proposal.

How will broker non-votes be treated?

If beneficial owners do not instruct their broker how to vote, the broker may exercise its voting discretion with regard to the shares only on “routine” proposals and not on “non-routine” proposals.

Proposal 1 (appointment of our auditor) is considered a routine proposal and Proposals 2, 3, 4, 5 and 6 are considered “non-routine” proposals since they involve an election of directors, corporate governance and compensation matters.

Brokers are not permitted to exercise discretionary voting on “non-routine” matters and therefore submit no vote – or a “broker non-vote” – on non-routine proxy items for which beneficial owners do not provide their voting instructions. A broker non-vote occurs when banks, brokers or others who hold shares in street name for a client return a proxy but provide no instructions as to how shares should be voted on a particular matter.

If a proxy contains at least one routine matter, but broker non-votes on any or all other matters, that broker’s proxy will be treated as shares present for quorum purposes so long as the proxy returned by the broker contains a vote on the routine proposal. However, a broker non-vote on a non-routine proposal on the ballot does not count as a vote for or against such proposal and shall therefore have no effect on the outcome of the vote on that proposal.

Where can I find the voting results of the 2018 Annual General Meeting of Shareholders?

We plan to announce preliminary voting results at the Meeting and to publish final results in a current report on Form 8-K to be filed with the Securities and Exchange Commission, or the SEC, within four days of the Meeting.

PROPOSAL 1 — APPOINTMENT & COMPENSATION OF AUDITORS

Background

The Audit Committee and the Board have selected the accounting firm Kesselman & Kesselman (a member firm of PricewaterhouseCoopers International Limited, or PwC), an Independent registered public accounting firm, as the independent auditors to audit the consolidated financial statements of the Company for the year ending December 31, 2018.

As required under the Israeli Companies Law, shareholders are being asked to appoint Kesselman & Kesselman (a member firm of PricewaterhouseCoopers International Limited, or PwC) as the Company’s independent auditors for 2018, and to authorize the Board to set the compensation of these auditors. Subject to the shareholders approving such authorization, the Board intends to further delegate the authority to set the compensation of the auditors to the Audit Committee.

The Audit Committee will pre-approve all services to be performed by, and compensation to be paid to, the Company’s auditors as provided for in the U.S. Sarbanes-Oxley Act of 2002 and the rules thereunder.

Proposed Resolution

“RESOLVED, to appoint Kesselman & Kesselman (a member firm of PricewaterhouseCoopers International Limited, or PwC), an independent registered public accounting firm, as the Company’s independent public accountants for the fiscal year ending December 31, 2018, and to authorize the Board (or the Audit Committee, if such authority is delegated to it by the Board) to fix the remuneration of such independent public accountants in accordance with the volume and nature of their services.”

Vote Required for Approval

The affirmative vote of the holders of a majority of the shares represented at the Meeting in person or by proxy and voting on Proposal 1 is required. Abstentions shall not be taken into account in the voting; therefore, abstentions shall have no effect on the vote.

Board Recommendation

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 1.

Auditors Representation at the Meeting

Representatives of the principal accountant for the current year and for the most recently completed fiscal year are not expected to be present at the Meeting, and therefore they will not have the opportunity to make a statement if they desire to do so, and are not expected to be available to respond to appropriate questions.

Fees Paid to the Independent Registered Public Accounting Firm

The following table represents aggregate fees billed to us for fiscal years ended December 31, 2016 and 2017, by Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited (PwC), our independent registered public accounting firm.

	Fiscal Year Ended (in thousands of U.S. dollars)
	2016	2017
Audit Fees(1)	$182	$136
Audit-related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total Fees	$182	$136

________________________________
(1)
Includes professional services rendered in connection with the audit of our annual financial statements, the review of our interim financial statements, fees for the 2016 follow-on offerings and shelf registration statements.

Pre-Approval of Audit and Non-Audit Services

Our Audit Committee is responsible for pre-approving audit and non-audit services provided to us by our independent registered public accounting firm.

All of the fees described above and earned by Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited (PwC), were attributable to services pre-approved by the Audit Committee. With respect to 2016 and 2017, such services included only audit services, since no non-audit services were provided during such fiscal years by our independent registered public accounting firm.

PROPOSAL 2 — RATIFICATION OF THE ELECTION OF MR. DAVID DOMZALSKI AS A DIRECTOR OF THE COMPANY

Background

As set out in the Company’s articles of association, directors of the Company serve for an indefinite term until alternate nominees are proposed and elected to replace them by the Board or by the shareholders at any subsequent annual general meeting. In addition, if the office of a director is vacated due to resignation, removal or otherwise, the remaining members of the board are authorized to appoint new members to fill in the offices of directors that have been vacated or that remain unfilled.

In January 2018, our Board comprising non-management directors unanimously appointed Mr. David Domzalski as a director to fill in a vacated and unfilled Board seat following the resignation of Dr. Dov Tamarkin, our former Chief Executive Officer, and the Board now wishes to have Mr. Domzalski’s appointment ratified by the general meeting of the shareholders as a matter of good practice and governance.

Generally, the Board seeks to appoint individuals with broad experience and expertise at the management level in the pharmaceuticals or biotechnology industry or other relevant business ventures or that have achieved exceptional academic or professional acclaim in areas related to the Company’s activities, and who possess the ability to provide valuable insights and practical wisdom as well as sufficient time to effectively carry out his or her duties as a director. The Board carefully selects and reviews candidates in light of these qualifications and in view of legal constraints applicable to its composition, such as the requirement for independence and gender diversity among the Board members.

As evident from his credentials below, Mr. Domzalski is well qualified for the position and has already fulfilled our expectations to contribute significantly to Foamix.

Mr. Domzalski has served as our Chief Executive Officer since July 2017. Mr. Domzalski has been with Foamix since April 2014, and previously served as the President of Foamix Pharmaceuticals Inc. (U.S. subsidiary). Mr. Domzalski has 25 years of industry experience, previously holding positions as Vice President Sales and Marketing at LEO Pharma Inc. from 2009 to 2013, Senior Vice President and General Manager at Azur Pharma from 2008 to 2009, and Vice President Sales and Marketing at Warner Chilcott from 2003 to 2008. Mr. Domzalski holds a B.A. in economics and political science from Muhlenberg College, Allentown, Pennsylvania.

The Board of Directors believes that Mr. Domzalski’s rich experience in the industry, significant experience in sales and marketing of dermatology products, as well as his proven track record in leadership positions, will prove valuable to the Board and to the Company. In addition, his roles as the Chief Executive Officer of the Company and as a member of the Company’s Board will serve as a bridge between the Company’s management and the Board and assist in the communication between these two organs, including in connection with the management’s implementation of the Board’s policies within the Company.

Proposed Resolution

“RESOLVED, to ratify the election of Mr. David Domzalski as a director of the Company.”

Vote Required for Approval

The affirmative vote of the holders of a majority of the shares represented at the Meeting in person or by proxy and voting on Proposal 2 is required. Abstentions and broker non-votes shall not be taken into account in the voting; therefore, abstentions and broker non-votes shall have no effect on the vote.

Board Recommendation

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 2.

Members of the Board of Directors

The names of each member of our Board, including Mr. Domzalski, the year in which each director was first elected to the Board, the age of each director as of the date hereof and the principal occupation of each director are as follows:

Name	Age	Director Since	Position
Non-Executive Directors
Stanley Hirsch, D.Phil.	60	2005	Director, Chairman of the Board of Directors
Rex Bright	78	2014	Director, Chairman of the Compensation Committee
Darrell Rigel, M.D., M.S.	67	2014	Director
Stanley Stern	61	2014	Director, Chairman of the Audit Committee
Anna Kazanchyan, M.D.	49	2014	Director
Aharon Schwartz, M.D.	75	2014	Director
Dalia Megiddo, M.D., M.B.A.	66	2016	Director
Executive Directors
David Domzalski	51	2018	Director, Chief Executive Officer

Regarding the term of office of the directors, according to the Company’s articles of association, every director shall hold office until the end of the next annual general meeting following the annual general meeting at which he was elected, unless his office is vacated in accordance with the provisions of the Company’s articles of association.  If, at an annual general meeting, no nominees are proposed by either the Board or the shareholders, or if no nominees are elected, the directors then in office shall continue to hold office until the convening of a general meeting at which nominees shall be proposed and elected.

Continuing Directors

The following is a brief biography of each continuing director as of the date hereof, other than Mr. Domzalski's, whose biography is described above:

Stanley Hirsch, D.Phil. has served as our director since February 2005 and as chairman of the Board since May 2016. Dr. Hirsch has 30 years of experience in executive positions, including director of business development for a privately held group of healthcare companies. He has also served as general manager of two diagnostics development companies. Dr. Hirsch has been CEO at FuturaGene Ltd., and its predecessor company CBD Technologies Ltd., since 1995, and has also held the position of General Manager of Portman Pharmaceutical Industries. Since the acquisition of FuturaGene Plc by Suzano Pulp and Paper, a major Brazilian industrial public corporation in July 2010, he also holds the equivalent position of a vice president at Suzano. Dr. Hirsch currently serves as chairman of the board of OWC Pharmaceutical Research Corp. (OTC: OWCP) since July 2017. Dr. Hirsch holds a D. Phil. in Cell Biology and Immunology from Oxford University, England.

Rex Bright has served as our director since our initial public offering that was completed in September 2014. Mr. Bright has held CEO positions in the health care industry for the past 21 years. Mr. Bright was the co-founder and CEO of SkinMedica, a specialty pharmaceutical business that was later acquired by Allergan. Mr. Bright has worked in executive positions for Johnson & Johnson and GlaxoSmithKline. Mr. Bright has served as a director of RestorGenex Corporation (OTCQX: RESX) until 2016 when the company was acquired. Mr. Bright holds a B.A. in Business Administration and Marketing from Drury University.

Darrell Rigel, M.D., M.S. has served as our director since our initial public offering that was completed in September 2014. Dr. Rigel is a Clinical Professor of Dermatology at the New York University Medical School, an Adjunct Clinical Professor of Dermatology at the Mount Sinai School of Medicine, as well as an Attending physician at the Tisch and Bellevue Hospitals in New York. Dr. Rigel also served as a director of Sensus Healthcare, Inc. (Nasdaq: SRTS) until April 2017. Dr. Rigel holds an SB in Management Information Sciences and an SM in Management Information Science from the Massachusetts Institute of Technology and an M.D. from the George Washington University School of Medicine.

Stanley Stern has served as our director since our initial public offering that was completed in September 2014. Mr. Stern has 32 years of experience as an investment banker, working primarily for Oppenheimer & Co, in a number of positions including head of investment banking. He also worked for STI Ventures, Salomon Brothers and C.E. Unterberg. In 2013, Mr. Stern founded Alnitak Capital Partners, LLC. He currently serves as a director of Audiocodes (Nasdaq: AUDC) since December 2012, Sodastream (Nasdaq: SODA) since November 2015, Ormat Technologies, Inc. (NYSE: ORA) since February 2016 and Ekso Bionics Holdings, Inc. (OTCQB: Ekso) since March 2015. Mr. Stern holds a B.A. in Economics and Accounting from City University of New York, Queens College, and an M.B.A. from Harvard University.

Anna Kazanchyan, M.D. has served as our director since December 2014.  Dr. Kazanchyan founded Saghmos Therapeutics, a company focused on the prevention of contrast-induced acute kidney injury, in September 2016 and serves as its CEO and Chairwoman. She is also the founder and Managing Partner, since 2004, of Primary i-Research, LLC. Previously, she was SVP, Business Development and Product Development at Ovid Therapeutics, a company focused on rare neurological disorders.  Dr. Kazanchyan was previously a Senior Biotechnology Analyst at Wachovia Securities, and was a member of the #1 and #2 Institutional-Investor ranked Biotechnology Equity Research teams at Goldman Sachs and Citigroup. She currently serves as a director of Innovate Biopharmaceuticals (Nasdaq: INNT) as the chair of its compensation committee, and a member of its audit as well as nominating and governance committees since February 2018.  She received an M.D. from Harvard Medical School and a B.A. in biology, summa cum laude, from Clark University.

Aharon Schwartz, Ph.D. has served as our director since November 2014. Dr. Schwartz retired from Teva Pharmaceutical Industries Ltd. in 2011, where he served in a number of positions from 1975, the most recent being Vice President, Head of Teva Innovative Ventures from 2008. Dr. Schwartz has been chairman of the board of BiolineRx Ltd. (Nasdaq: BLRX) since 2003 and a director of Protalix BioTherapeutics, Inc. (NYSE: PLX) since 2015. From January 2013 through November 2017 he served as a director of Alcobra Ltd. (Nasdaq: ADHD). Dr. Schwartz received his Ph.D. in organic chemistry in 1978 from the Weizmann Institute of Science, his M.Sc. in organic chemistry from the Technion and his B.Sc. in chemistry and physics from the Hebrew University of Jerusalem. Dr. Schwartz received a second Ph.D. in 2014 from the Hebrew University of Jerusalem in history and philosophy of science.

Dalia Megiddo, M.D. has served as our director since May 2016.  Dr. Megiddo co-founded a number of pharmaceutical companies, including Alcobra Ltd. (Nasdaq: ADHD), Bioblast-Pharma Ltd. (Nasdaq: ORPN) and Chiasma Ltd. (Nasdaq: CHMA). She currently serves as Managing Partner of Expedio Ventures, and previously ran other life science investment funds, including Jerusalem Global Ventures and 7-Health. Dr. Megiddo has been serving as a director of Bioblast-Pharma Ltd. since 2012 and formerly served as a director of Alcobra Ltd. from 2013 to 2014. Dr. Megiddo holds an M.D. in Medicine from the Hebrew University of Jerusalem, and is a licensed specialist in family medicine. She also holds an M.B.A. degree from the Kellogg Recanati International School of Business (Tel Aviv University and North Western University).

STRUCTURE AND PRACTICES OF THE BOARD OF DIRECTORS

Board Committees

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board may establish other committees to facilitate the management of our business. We are required to comply with both the NASDAQ rules, and the Companies Law regarding the composition of our Board committees. Each committee of the Board that exercises the power of the Board must include only members of the Board.

The composition and functions of our established committees are described below. Members serve on these committees until their resignation or until otherwise determined by our Board.

Audit Committee

Composition and quorum

Following the decision of our Board to opt out of the various restrictions concerning the composition and quorum of the Audit Committee under the Israeli Companies Law, the composition and quorum of our Audit Committee and the nomination of members to such committee are now governed by the regulations of the U.S. Securities Exchange Commission, or SEC, and the NASDAQ rules, as set out below.

Under the NASDAQ rules and SEC regulations, we are required to maintain an Audit Committee consisting of at least three independent directors, each of whom is financially literate and one of whom has accounting or related financial management expertise.

In order for a director to be designated as “independent” under the NASDAQ rules and SEC regulations, he or she must not have a material relationship with the company that would impair his or her independence, such as a commercial, consulting, legal, accounting or familial relationship, among others. However, ownership of a significant amount of shares or affiliation with a major shareholder should not, in and of itself, preclude the Board from determining that a director is independent, nor is the Board precluded from appointing its chairman as a member of the Audit Committee or as chairman of the committee.

In order for a director to be designated as “financially literate” under the NASDAQ rules and SEC regulations, he or she is required to have sufficient understanding of the language of accounting and corporate finance to act as an effective overseer of the integrity of a company’s financial reporting process and its financial statements, including the selection and oversight of the performance of the external and internal auditors.

In order for a director to qualify as an “audit committee financial expert” under SEC regulations he or she must have education and experience as chief financial officer, chief accounting officer, controller, public accountant or auditor, or experience in one or more positions that involve the performance of similar functions or in actively supervising such positions.  If no Audit Committee member qualifies, the company must state why its Audit Committee lacks a financial expert.

Our Audit Committee consists of Dr. Stanley Stern, who also serves as chairman of the committee, Mr. Rex Bright and Dr. Darrell Rigel. Each of the members of our Audit Committee is eligible to be classified as an independent director in accordance with SEC regulations and satisfies the independent director requirements under the NASDAQ rules. All designated members of our Audit Committee meet the requirements for financial literacy under the applicable NASDAQ rules and SEC regulations.  However, we do not currently have an Audit Committee financial expert as such term is defined by the SEC. Nevertheless, our Board has determined in its business judgment that our existing committee members have the ability to oversee our financial statements based on their extensive business backgrounds and that Stanley Stern has “financial sophistication” under the NASDAQ rules.

Roles, responsibilities and procedures

Our Board has adopted an Audit Committee charter setting forth the responsibilities of the Audit Committee consistent with the applicable rules and regulations of the SEC and NASDAQ, as well as the requirements for such committee under the Israeli Companies Law, including (a) oversight of our independent registered public accounting firm and recommending the engagement, compensation or termination of engagement of our independent registered public accounting firm to the Board in accordance with Israeli law; (b) recommending the engagement or termination of our internal auditor; and (c) recommending the terms of audit and non-audit services provided by the independent registered public accounting firm for pre-approval by our Board. A copy of the Audit Committee Charter is available on our website at www.foamix.com.

Under the Israeli Companies Law, our Audit Committee is responsible for (a) determining whether there are deficiencies in the business management practices of our Company, including in consultation with our internal auditor or the independent auditor, and making recommendations to the Board to improve such practices; (b) determining whether to approve certain related party transactions, including transactions in which an office holder has a personal interest and whether such transaction is extraordinary or material under the Israeli Companies Law; (c) establishing the approval process for certain transactions with a controlling shareholder or in which the controlling shareholder has a personal interest; (d) where the Board approves the working plan of the internal auditor, examining such working plan before its submission to the Board and proposing amendments thereto; (e) examining our internal audit controls and internal auditor’s performance, including whether the internal auditor has sufficient resources and tools to fulfill his responsibilities; (f) examining the scope of our auditor’s work and compensation and submitting a recommendation with respect thereto to our Board or shareholders, depending on which of them is considering the appointment of our auditor; and (g) establishing procedures for the handling of employees’ complaints as to the management of our business and the protection to be provided to such employees.

A personal interest includes an interest of any person in an action or transaction of a company, excluding any interest arising solely from holding the Company’s shares, but including the personal interest of the shareholder’s spouse, siblings, parents, grandparents, descendants, spouse’s descendants, siblings or parents or the spouse of any of such persons, and the personal interest of any entity in which the shareholder or one of the aforementioned relatives of the shareholder serves as a director or chief executive officer, owns 5% or more of such entity’s outstanding shares or voting rights or has the right to appoint one or more directors or the chief executive officer.

Under the Israeli Companies Law, an extraordinary transaction is defined as any of the following:

•	a transaction other than in the ordinary course of business;

•	a transaction that is not on market terms; or

•	a transaction that may have a material impact on a company’s profitability, assets or liabilities.

Our Audit Committee may not approve any actions requiring its approval, unless, at the time of the approval, a majority of the committee’s members are present, which majority consists of independent directors.

Compensation Committee

Composition and quorum

Following the Israeli Companies Regulations (Concessions for Companies Whose Shares are Listed for Trading on a Stock Exchange Abroad), 5760-2000, and the decision of our Board to avail itself of the right to opt out of the requirements concerning the appointment of a Compensation Committee under the Israeli Companies Law, the Company is only required to comply with the requirements regarding such appointment under the NASDAQ rules.  Accordingly, the composition and quorum of our Compensation Committee and the nomination of members to such committee are now governed by the regulations of the SEC and the NASDAQ rules.

Under NASDAQ rules, we have established and continue to maintain a compensation committee, the members of which are currently Mr. Rex Bright, who also serves as chairman of the committee, Dr. Darrell Rigel, Mr. Stanley Stern and Anna Kazanchyan. Each member of our Compensation Committee is independent under the NASDAQ rules.

Roles, responsibilities and procedures

Our Board has established a Compensation Committee and adopted a charter setting forth its roles and responsibilities, which include (a) recommending a compensation policy regarding the terms of engagement of office holders, which is recommended to the Board for approval and subsequently to the shareholders for their approval, in accordance with the Israeli Companies Law, and reviewing such policy from time to time, (b) recommending to the Board periodic updates to the compensation policy and whether the compensation policy should continue in effect every three years; (c) assessing the implementation of the compensation policy; (d) reviewing and approving the granting of options, restricted share units and other incentive awards to the extent such authority is delegated by the Board; (e) reviewing, evaluating and making recommendations regarding the compensation and benefits for non-executive directors, (f) determining whether to approve and recommend to the Board and shareholders to approve transactions with office holders relating to their terms of compensation, as required pursuant to the Israeli Companies Law, (g) determining whether changes to the compensation terms of the Chief Executive Officer of the Company are material and if the changes are required to be brought to the shareholders for approval, (h) overseeing compliance reporting requirements of the SEC, (i) determining whether to recommend to the Board to adopt a share ownership policy for directors and executive officers, and (j) performing such other activities as may be required.

A copy of the Compensation Committee Charter is available on our website at www.foamix.com.

Our compensation committee may conduct or authorize investigations into, or studies of, matters within its scope of responsibilities, and may retain or obtain the advice of a compensation consultant, legal counsel or other advisor in its sole discretion. The compensation committee is directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel or other advisor that it retains, at the expense of the Company. The compensation committee may select, or receive advice from, a compensation consultant, legal counsel or other advisor to the compensation committee, other than in-house legal counsel, only after conducting an assessment of, and determining, the advisor’s independence, including whether the advisor’s work has raised any questions of independence or conflicts of interest, taking into consideration the Exchange Act, the factors set forth in the NASDAQ rules and any other factors that the committee deems relevant.

In determining the compensation of the Company’s Chief Executive Officer and other executive officers, as well as its directors and chairman of the Board for 2017, including bonus amounts and performance criteria, the compensation committee retained the services of a U.S.-based compensation consultant, Frederic W. Cook & Co., Inc., to conduct a comparative survey of the compensation of such office holders. The survey examined the publicly-reported cash and equity compensation of chief executive officers and other executive officers, board members and chairs of the board of 21 comparable U.S. and Israeli pharmaceutical and biotechnology companies.

Based on this survey, the Compensation Committee set the cash compensation and cash bonuses of our Chief Executive Officer and each of our other executive officers, and the cash compensation of our directors and chairman of the Board, within the range of compensation of similarly-situated officer holders, with the specific compensation for each office holder varying across such range in accordance with the committee’s evaluation of his or her individual performance.

Frederic W. Cook & Co., Inc. did not perform any services for the Company other than services for the Compensation Committee. After review and consultation with Frederic W. Cook & Co., Inc., the Compensation Committee determined that there was no conflict of interest resulting from retaining the consultant in fiscal year 2017.

Nominating and Corporate Governance Committee

Since we ceased to be a foreign private issuer as of January 1, 2018 and in accordance with NASDAQ rules, we were required to either appoint a nominating and corporate governance committee for the nomination of our directors or have director nominees recommended for appointment by a majority of the Board’s independent directors in a vote in which only independent directors participate. Our Board has opted for the first alternative and has established a Nominating and Governance Committee and adopted a charter setting forth its roles and responsibilities.

Our Nominating and Corporate Governance Committee consists of Dr. Stanley Hirsch, who also serves as chairman of the committee, along with Mr. Stanley Stern and Mr. Rex Bright. Each of the members of our Nominating and Corporate Governance Committee is independent under the NASDAQ rules. The committee is responsible for identifying and making recommendations to the Board regarding candidates for directorships. In addition, the committee is responsible for developing our corporate governance policies, as appropriate, overseeing our corporate governance guidelines and reporting and making recommendations to the Board concerning governance matters. The committee shall exercise such other powers and authority as are set forth in its charter, which is available at www.foamix.com, as well as such other powers and authority as shall from time to time be assigned thereto by resolution of the Board, to the extent permitted by law.

When considering candidates, the Nominating and Corporate Governance Committee will generally consider all of the relevant qualifications of the candidates, including such factors as the candidate’s relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having relevant financial or accounting expertise, having the ability to exercise sound business judgment, having the commitment to rigorously represent the long-term interests of our shareholders and whether the Board candidates will be independent for purposes of the NASDAQ rules, as well as the current needs of the Board and the Company.

While the Nominating and Corporate Governance Committee does not have a formal policy or procedure for the consideration of director candidates recommended by a shareholder, the same qualitative considerations for Board candidates described above shall apply to the consideration of shareholder nominees that have been properly submitted to the Company, as described under “Shareholder Proposals” below. To date, we have not received any recommendations from shareholders, including recommendations from a shareholder requesting that the Nominating and Corporate Governance Committee consider a candidate for inclusion among the committee’s slate of nominees in our proxy statement.

In addition, while the Nominating and Corporate Governance Committee does not have a formal policy on director diversity, our independent directors will take into account a broad range of diversity considerations when assessing director candidates, including individual backgrounds and skill sets, professional experiences and other factors that contribute to the Board having an appropriate range of expertise, talents, experiences and viewpoints.

Our Nominating and Corporate Governance Committee will consider diversity criteria in view of the needs of the Board as a whole when making decisions on director nominations.  In the case of incumbent directors who have stepped down or whose terms of office are set to expire, the committee will also review, prior to nominating such directors for another term, such directors’ overall service to the Company during their term. The committee will conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. We may, from time to time, engage an executive search firm to assist our Nominating and Corporate Governance Committee in identifying and recruiting potential candidates for membership on the Board.

Compensation Committee Interlocks

None of our executive officers currently serves, or has served during the last year, as a member of the board or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Meetings Attended by Directors

The Board held a total of 8 meetings in 2017, not including written resolutions that were passed with unanimous consent. The Audit Committee held a total of 4 meetings during 2017, and the Compensation Committee held a total of 5 meetings in 2017. During 2017, each of our directors attended or participated in at least 92% of the aggregate of the total number of meetings of the Board and of the committees on which he or she served. Our 2017 Annual General Meeting was attended by Dr. Stanley Hirsch, chairman of the Board, who also presided as chairman of the meeting, and by Mr. Ilan Hadar, Chief Financial Officer and Israel Country Manager.

Directors Independence

Our Board has determined that, following the resignation of Dr. Dov Tamarkin from the Board effective January 1, 2018 and his replacement by Mr. David Domzalski, the incumbent CEO, all of our directors except for Mr. Domzalski are independent under the NASDAQ rules.

In order for a director to be designated as “independent” under the NASDAQ rules and SEC regulations, he or she must meet the criteria set forth in the NASDAQ rules and may not have a material relationship with the Company that would impair his or her independence, such as a commercial, consulting, legal, accounting or familial relationships, among others. However, ownership of a significant amount of shares or affiliation with a major shareholder should not, in and of itself, preclude the Board from determining that a director is independent, nor is the Board precluded from appointing its chairman as a member of the Audit Committee or as chairman of the committee.

Board Leadership Structure

Our Board believes it is in the best interest of the Company to make the determination regarding the separation of the roles of chief executive officer and chairman of the Board based on varied considerations, including the position and direction of the Company and the membership of the Board at any given time. Our Board has determined that having David Domzalski serve as Chief Executive Officer and Dr. Stanley Hirsch serve as chairman of the Board is in the best interest of the Company’s shareholders at this time. This structure permits Mr. Domzalski to manage our day-to-day operations and Dr. Hirsch to oversee the Board’s activities.

Risk Oversight

The Board oversees our risk exposure and risk management of various parts of the business, including appropriate guidelines and policies to minimize business risks and major financial risks and the steps management has undertaken to control them. In its risk-oversight role, the Board reviews annually our strategic plan, which includes an assessment of potential risks we are facing. While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls. In addition, in setting compensation, the Compensation Committee strives to create incentives that do not encourage risk-taking behavior that is inconsistent with our business strategy. Each committee regularly reports to the full Board. In addition, key members of management, including the CEO, CFO and General Counsel report regularly to the Board regarding the Company’s compliance with applicable laws and the Company’s financial, operational and regulatory controls. In addition, the Board regularly approves the Company’s relevant corporate policies and procedures including the Company’s Code of Business Conduct, Insider Trading Policy, Regulation FD Policy, Whistleblower Policy, Technology/Information Technology Policy, Investment Policy and Signatory Rights Policy.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics applicable to all of our directors and employees, including our Chief Executive Officer, Chief Financial Officer, principal accounting officers, or other persons performing similar functions, which is a “code of ethics” as defined in Item 406 of Regulation S-K. The full text of the Code of Business Conduct and Ethics is on our website at www.foamix.com. Information contained on our website or that can be accessed through the website does not constitute a part of this report and is not incorporated by reference herein. If we make any amendment to the Code of Business Conduct and Ethics or grant any waivers, including any implicit waiver, from a provision of the code of ethics, we will disclose the nature of such amendment or waiver on our website to the extent required by the rules and regulations of the SEC. Under Item 10 of Form 10-K, if a waiver or amendment of the Code of Business Conduct and Ethics applies to our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions and that relates to any element of the code of ethics definition enumerated in Item 406 of Regulation S-K, we are required to disclose such waiver or amendment on our website.

Communications with the Board of Directors

We provide a process for shareholders to send communications to our Board, any committee of the Board or any individual director, including non-executive directors. Shareholders may communicate with our Board by writing to: Board of Directors, 2 Holzman Street, Weizmann Science Park Rehovot 7670402, Israel. The corporate secretary will forward correspondence to our Board, one of the committees of our Board or an individual director, as the case may be, or, if the secretary determines in accordance with his/her best judgment that the matter can be addressed by management, then to the appropriate executive officer.

Director Compensation

Cash Compensations

Our non-executive directors, comprising all our directors other than Dr. Stanley Hirsch and then-director Dr. Dov Tamarkin, received the following compensation for the year ended December 31, 2017:

•	a fixed annual payment of $33,000;

•
a per-meeting payment of $1,000 for each Board or committee meeting attended in person by the director, a $600 per-meeting payment for meetings held by teleconference or other means of communication, and $500 per each written resolution;

•	reimbursement of business expenses and travel and accommodation expenses incurred in the performance of duties as a member of the Board in accordance with the Company’s travel and expense policy; and

•
a grant of a combination of options and restricted share units, or RSUs, having an aggregate grant date value of $75,000, granted under the 2015 Plan, as defined below. As required by the 2015 Plan, the options were granted at an exercise price equal to the average market price of our ordinary shares during the 30 days preceding the grant date, and both options and RSUs were subjected to a 4-year vesting period with 25% of the options and RSUs vesting upon the first anniversary of the grant date and 6.25% vesting every 3 months thereafter, in each case provided that the respective director is still serving as a director of the Company at such time.

Dr. Stanley Hirsch was paid an annual compensation of $150,000 for his services as chairman of the Board, with retroactive effect from May 1, 2016, and was further awarded (i) 50,000 options under the 2015 Plan, vesting in the same manner as regular option grants to directors described above, and (ii) $37,500 worth of RSUs (equal to 6,466 RSUs) and $112,500 worth of additional options (equal to 32,153 options), in each case subject to all terms of the 2015 Plan.

Dr. Dov Tamarkin received compensation in his capacity as CEO until June 30, 2017, and thereafter as a Board member and a consultant to the Company in accordance with the terms of his termination agreement, as described below under “Proposal 5 – Approval of Certain Bonus Payments to Dr. Dov Tamarkin, Former Chief Executive Officer of the Company, for 2016 and First Half of 2017”, and otherwise did not receive additional remuneration for his service as a director.

Mr. David Domzalski, who was appointed as a director effective January 1, 2018, instead of Mr. Tamarkin, does not receive remuneration for his service in that capacity beyond his regular compensation as the Company’s CEO.

Messrs. Chaim Chizik and Meir Eini, who served as observers to the Board throughout the year 2017 and until their resignation on January 24, 2018 and January 28, 2018, respectively, were entitled to the same compensation as our non-executive directors. The compensation paid to Mr. Eini for his service as an observer was in addition to the payments to which he was entitled under his termination agreement, as described in our Annual Report on Form 10-K/A under “Item 11—Executive Compensation—Employment Arrangements with Our Named Executive Officers.”

The compensation paid to our non-executive directors in 2017 was as follows:

	Fees Earned or Paid in Cash	Share Awards(4)	Option Awards(4)	Total
Name	(In U.S. Dollars)
Stanley Hirsch	150,000	37,503	287,448	474,951
Rex Bright	44,700	-	75,002	119,702
Darrell Rigel	44,700	-	75,002	119,702
Stanley Stern	44,700	-	75,002	119,702
Anna Kazanchyan	41,500	75,000	-	116,500
Aharon Schwartz	39,100	-	75,000	114,100
Dalia Megiddo	39,700	-	75,000	114,700
Dov Tamarkin(1)	18,100	-	-	18,100
Meir Eini(2)	16,500	-	-	16,500
Chaim Chizic(3)	34,000	-	-	34,000

_____________________
(1)
Dr. Dov Tamarkin served as a director throughout the year 2017, and resigned from the Board on January 1, 2018, at which time he was replaced by David Domzalski, the incumbent CEO. The amounts listed in this table refer only to Dr. Tamarkin’s compensation as a director. Compensation paid to Dr. Tamarkin as an executive officer is included in the summary compensation table found below under “Other Information Regarding the Company—Executive Compensation”, or the Summary Compensation Table.

(2)
Meir Eini served as an observer throughout the year 2017 and until his resignation on January 28, 2018. The amounts listed in this table refer only to Mr. Eini’s compensation as an observer.  Compensation paid to Mr. Eini as an executive officer or advisor is included in the Summary Compensation Table.

(3)	Chaim Chizic served as an observer throughout the year 2017 and until his resignation on January 24, 2018.

(4)
The value in this column represents the aggregate grant date fair value of our stock option awards computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used in the calculation of these amounts, see our Annual Report on Form 10-K/A as filed under the Securities Act with the SEC on March 1, 2018, under Note 9 to our audited financial statements, included in “Item 8—Financial Statements and Supplemental Financial Information.”

PROPOSAL 3 — APPROVAL OF ANNUAL EQUITY INCENTIVE AWARDS TO THE COMPANY’S NON-EXECUTIVE DIRECTORS

Background

In 2017, the Board retained the services of a U.S.-based independent executive compensation consultant, Frederic W. Cook & Co., Inc., who conducted a comparative survey of equity compensation of directors. The survey examined the publicly-reported cash and equity compensation range in boards of 21 comparable U.S. and Israeli pharmaceutical and biotechnology companies.

Based on the survey, the Compensation Committee and the Board resolved (subject to shareholder approval) to award each non-executive director, except the chairman of the Board, Dr. Hirsch, who received a higher number of equity incentive awards, options or RSUs under the Company’s 2015 Plan in an amount equivalent to $75,000 for the year 2017.  Our shareholders approved the proposal at our 2017 Annual General Meeting.

According to the survey, most public companies provide annual equity awards to non-executive directors. This year, the Board and Compensation Committee further reviewed the study and amended its Compensation Policy, as set forth in Proposal 6, to incorporate annual equity incentive grants to non-executive directors in order to better align directors’ interests with those of the Company and its shareholders over the long-term and to provide a competitive compensation package for the Company’s directors, including through the provision of a significant amount of their compensation through equity-based awards.

The Board and Compensation Committee resolved to provide annual equity grants to non-executive directors in an amount equivalent to:

(a)	up to $75,000 for all non-executive directors other than the Chairman of the Board; and

(b)	up to $150,000 for the Chairman of the Board.

In each case, the number of equity-based awards granted to each non-executive director during each 12-month period shall not exceed, on the date of grant, 0.5% of the Company’s issued and outstanding share capital on a fully-diluted basis.

Each of the non-executive directors may choose whether to receive options, RSUs or a combination of the two, as long as their aggregate value is up to the amount and share cap stated above, and the number of such options and RSUs shall be set at the date of award, based on the ‘Fair Market Value’ of the Company’s shares, as such term is defined in the Company’s 2015 Plan, at such time.

The options and RSUs will have vesting and exercise terms as required by our 2015 Plan, or pursuant to any equity incentive plan subsequently approved by the shareholders.

Pursuant to our 2015 Plan, RSUs shall vest ratably over a 3-year period, while the vesting period for options is not specified.

As described in more detail in Proposal 6, the Board upon recommendation of the Compensation Committee resolved to shorten the vesting period for director equity compensation awards in order to bring the vesting terms for such awards further in line with our peer companies, based on the survey of equity compensation practices described above. Therefore, if our Amended Compensation Policy is approved pursuant to Proposal 6, any new options granted to non-executive directors shall vest over a 12-month period, in equal, quarterly installments. Any new RSUs granted shall continue to vest ratably over a 3-year period until and unless our 2015 Plan is further amended. The vesting of each tranche of RSUs or options will be conditioned upon the respective director still serving as a director or an executive officer of the Company at that time.

Subject to the adoption of our Amended Compensation Policy as set forth in Proposal 6 below, we are seeking shareholder approval, as required under the Israeli Companies Law, of these annual equity incentive grants to each of the Company’s non-executive directors (whether currently in office or appointed in the future), without the need for further action or approval with effect on and from the date of approval by shareholders. We believe this structure will help align our directors’ interests with those of the Company and its shareholders over the long-term and provide a competitive compensation package for the Company’s directors by providing a significant portion of their compensation in equity.

Proposed Resolution

“RESOLVED, to provide annual awards to each non-executive director of options, RSUs or a combination of the two under the Company’s 2015 Plan or any equity incentive plan subsequently approved by shareholders in an aggregate amount equivalent to (i) up to $75,000 for non-executive directors other than for the chairman of the Board and (ii) up to $150,000 for the chairman of the Board.”

Vote Required for Approval

The affirmative vote of the holders of a majority of the shares represented at the Meeting in person or by proxy and voting on Proposal 3 is required. Abstentions and broker non-votes shall not be taken into account in the voting; therefore, abstentions and broker non-votes shall have no effect on the vote.

Board Recommendation

THE BOARD AND THE COMPENSATION COMMITTEE RECOMMEND THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 3.

PROPOSAL 4 — APPROVAL OF (A) EQUITY INCENTIVE GRANTS TO MR. DOMZALSKI FOR 2017
 AND (B) THE TERMS OF MR. DOMZALSKI'S CASH BONUS AND EQUITY COMPENSATION FOR 2018

Background

Mr. David Domzalski has served as our Chief Executive Officer since July 1, 2017, after serving as the President of our U.S. subsidiary, Foamix Pharmaceuticals Inc., since 2014. Mr. Domzalski has 25 years of industry experience, previously holding positions as Vice President Sales and Marketing at LEO Pharma Inc. from 2009 to 2013, Senior Vice President and General Manager at Azur Pharma from 2008 to 2009 and Vice President Sales and Marketing at Warner Chilcott from 2003 to 2008.  Since 2014, Mr. Domzalski has played a major role in leading the growth and evolution of the Company, including the Company’s successful IPO and subsequent follow-on capital financings, the formation and build-out of the Company’s U.S. operations and the advancement of two late-stage clinical development programs – FMX101 for treatment of moderate-to-severe acne and FMX103 for treatment of moderate-to-severe papulopustular rosacea – both of which are currently in Phase III trials.

During 2017, among other things, Mr. Domzalski was instrumental in leading the Company’s swift and seamless recovery from the suboptimal top-line results that were announced in one of the two pivotal Phase III clinical trials of FMX101 (Study 04), in which statistical significance was demonstrated in only one of the co-primary efficacy endpoints.  While statistical significance was demonstrated in both co-primary efficacy endpoints in the second trial (Study 05) and also in the pooled analysis of the co-primary endpoints as well as key secondary endpoints, these results fell short of market expectations. Mr. Domzalski efficiently coordinated a third independent Phase III clinical trial for FMX101, following a Type B meeting with the U.S. Food and Drug Administration, or FDA, in which the Company confirmed that achieving statistically significant results for FMX101 versus vehicle in both co-primary efficacy endpoints in such third trial would be sufficient for establishing an efficacy claim.

In recognition of Mr. Domzalski’s significant contribution to our Company as CEO, we are seeking shareholder approval, as required under the Israeli Companies Law, of (a) equity incentive awards to be granted to Mr. Domzalski for his service as CEO in 2017, as more fully described below, and (b) the terms of Mr. Domzalski’s cash bonus and equity incentive compensation for 2018, as more fully described below.

PROPOSAL 4(A): APPROVAL OF EQUITY INCENTIVE AWARDS GRANTED TO MR. DOMZALSKI FOR HIS SERVICE AS CEO IN 2017

Following the approval of our Compensation Committee, our Board has approved equity incentive grants to Mr. Domzalski in respect of his service to the Company as CEO in 2017 of: (i) 70,187 options and (ii) 23,396 restricted share units, or RSUs, under our 2015 Plan in accordance with the Company’s Compensation Policy, which was previously approved by shareholders.

If approved by our shareholders, the options and RSUs will be granted under our 2015 Plan and will vest in accordance with such plan and Compensation Policy. Both options and RSUs are subject to a 4-year vesting period with 25% of the options and RSUs vesting upon the first anniversary of the grant date and 6.25% vesting every 3 months thereafter. We are asking shareholders to approve these equity incentive grants to Mr. Domzalski.

Proposed Resolution

“RESOLVED, to award Mr. Domzalski 70,187 options and 23,396 restricted share units under the Company’s 2015 Plan and its 2015 US Addendum, and in accordance with the Company’s Compensation Policy as previously approved by shareholders.”

PROPOSAL 4(B): APPROVAL OF THE TERMS OF MR. DOMZALSKI'S CASH BONUS AND EQUITY COMPENSATION FOR 2018

Last year, the Board commissioned a study on compensation for similarly-situated chief executive officers among companies in our peer group. The study included a review of annual cash remuneration, cash bonus and long-term equity incentives.

In November 2017, the shareholders approved compensation for Mr. Domzalski that was intended to align his compensation with those of his peers and to reward Mr. Domzalski for his significant contribution to the Company.

Consistent with these survey results and with Mr. Domzalski’s compensation for 2017 that was approved by the shareholders, and in view of Mr. Domzalski’s credentials and capabilities, proven track record and our expectation of his continued contribution which was realized as described above, the Compensation Committee and the Board have resolved to approve the following terms of Mr. Domzalski’s cash bonus and equity incentive grants for his continuing service as CEO to the Company in 2018:

(a)
Mr. Domzalski shall be entitled to a target cash bonus for the 12-month period commencing as of January 1, 2018 of up to 60% of his base salary (currently, up to $264,000), subject to achieving the key performance indicators described herein, as determined by, and upon further recommendation of, the chairman of the Board and the approval of the Compensation Committee and Board;

(b)
Mr. Domzalski shall be entitled to an additional cash bonus for the 12-month period commencing as of January 1, 2018 which may equal up to an additional 60% of his base salary (currently, up to $264,000) and which may be granted in extraordinary circumstances based on exceptional performance, subject to further recommendation of the chairman of the Board and the approval of the Compensation Committee and Board; and

(c)
Mr. Domzalski shall be entitled to equity incentive awards for the 12-month period commencing as of January 1, 2018, which shall be granted in the form of options and RSUs under the Company’s 2015 Plan, up to a maximum amount, on the date of grant, of 0.5% of the Company’s issued and outstanding share capital on a fully-diluted basis, subject to achieving the key performance indicators detailed herein as determined by, and upon further recommendation of, the chairman of the Board and the approval of the Compensation Committee and Board.

In respect of the annual target cash bonus payment, the Compensation Committee and the Board have set the following key performance indicators:

A.
80% of the CEO’s annual cash bonus will be based on overall corporate goals consistent with the Company’s operating plan for 2018, utilizing key performance indicators to measure performance as follows:

•	Clinical trial results for FMX101 and FMX 103; regulatory filing for FMX101 (40%)

•	Pipeline objectives (10%)

•	Organizational objectives for commercial development (10%)

•	Financial key performance indicators (20%)

B.
20% of the CEO’s annual cash bonus will be based on an evaluation of his overall performance by the Compensation Committee and the Board of Directors, based on quantitative and qualitative criteria, such as establishing and implementing the Company’s strategy, leadership, entrepreneurship and team collaboration.

Although we are seeking shareholder approval of the cash bonus payments and the equity incentive grants of up to the maximum amounts described above, the receipt of any cash bonus or equity incentive, and the exact amount or number of awards to be paid, shall be determined by the Compensation Committee and the Board in light of the key performance indicators and extraordinary performance terms described above, up to the maximum amount described.

Proposed Resolution

“RESOLVED, to (a) approve the terms of Mr. Domzalski’s target cash bonus for the 12-month period commencing on January 1, 2018 of up to 60% of his base salary (currently, up to $264,000), subject to achieving the key performance indicators described herein; (b) approve the terms of Mr. Domzalski’s additional cash bonus for the 12-month period commencing on January 1, 2018, of up to an additional 60% of his base salary (currently, up to $264,000), in cases of extraordinary performance; and (c) approve the terms of Mr. Domzalski’s equity incentive award bonus for the 12-month period commencing on January 1, 2018, up to a maximum amount, on the date of grant, of 0.5% of the Company’s issued and outstanding share capital on a fully-diluted basis, in each case, as determined by, and upon further recommendation of, the chairman of the Board and approval of the Compensation Committee and the Board.”

Vote Required for Approval of Proposals 4(a) and 4(b)

The affirmative vote of the holders of a majority of the shares represented at the Meeting in person or by proxy and voting on each proposal is required. Abstentions and broker non-votes shall not be taken into account in the voting; therefore, abstentions and broker non-votes shall have no effect on the vote.

In addition, each Proposal is also subject to the approval of a special majority of the shareholders which requires that either: (i) the Proposal is approved by a majority of the shares voted on such Proposal by shareholders who are not controlling shareholders and who do not have a personal interest in the Proposal, or (ii) the total number of shares held by such shareholders described above and who voted against the Proposal does not exceed two percent (2%) of the aggregate voting rights in the Company.

As part of the special majority vote, you must confirm that you are not a controlling shareholder and do not have a personal interest in the approval of the Proposal. If you do not confirm that you do not have personal interest in the proposal, your proxy will not be voted on the Proposal.

Under the Israeli Companies Law, a “controlling shareholder” for purposes of these proposals is any shareholder who has the ability to direct the Company’s actions, including any shareholder holding 50% or more of the voting power of the Company or any shareholder holding 25% or more of the voting power if there is no other shareholder who holds more than 50% of the voting power; for purposes of these proposals, two or more shareholders who hold voting rights in the Company and each of whom has a personal interest in the approval of the same transaction brought for approval by the Company shall be deemed as holding jointly.

Board Recommendation

THE BOARD AND THE COMPENSATION COMMITTEE RECOMMEND THAT SHAREHOLDERS VOTE “FOR” PROPOSALS 4(A) AND 4(B).

PROPOSAL 5 — APPROVAL OF CERTAIN BONUS PAYMENTS TO DR. DOV TAMARKIN, FORMER
CHIEF EXECUTIVE OFFICER OF THE COMPANY, FOR 2016 AND FIRST HALF OF 2017

Background

Dr. Dov Tamarkin founded the Company together with Mr. Meir Eini and served as the Chief Executive Officer of our Company from January 2003 up until his retirement, which became effective July 1, 2017. He also served as a director on our Board from January 2003 until his resignation on January 1, 2018.

Following his retirement as CEO, Dr. Tamarkin and the Company entered into a termination agreement dated as of July 1, 2017, referred to below as the Termination Agreement and attached to this proxy statement as Exhibit A. The Termination Agreement reflected certain severance and bonus payments and benefits payable to Dr. Tamarkin in respect of his contribution, dedication and many years of service to the Company. See “Other Information Regarding the Company – Employment Arrangements with Our Named Executive Officers.” These payments and benefits included severance payments in the amount totaling $973,177, which is equivalent to 18 months’ salary and benefits under his employment agreement, and were authorized by Dr. Tamarkin’s employment agreement and the Company’s Compensation Policy, both of which were previously approved by shareholders.

Dr. Tamarkin was also entitled to receive certain bonus payments in respect of his service to the Company as CEO in 2016 and in 2017. These payments were approved by the Board and the Compensation Committee and memorialized in the Termination Agreement but have not yet been approved by shareholders. We are therefore seeking shareholder approval for the bonus payments as required under the Israeli Companies Law.

PROPOSAL 5(A) — APPROVAL OF 2016 EQUITY CONVERSION BONUS TO DR. TAMARKIN IN RESPECT OF 2016

Background

In February 2017, while Dr. Tamarkin was still CEO, the Compensation Committee and Board resolved to grant Dr. Tamarkin 137,428 options and 45,750 RSUs under the 2015 Plan (the “2016 Equity Incentives”). These 2016 Equity Incentives were intended to compensate Dr. Tamarkin in respect of his service to the Company as CEO in 2016.  Dr. Tamarkin has not received any equity incentive grants in respect of 2016.

Section 4.2 of the Termination Agreement memorialized the grant of these 2016 Equity Incentives and provided that, subject to shareholder approval, Dr. Tamarkin will continue to receive the 2016 Equity Incentives, subject to Dr. Tamarkin’s service to the Company as its chief scientific advisor.  Dr. Tamarkin served as the Company’s chief scientific advisor from the date of his termination as CEO until January 1, 2018.

Upon further deliberation and discussion by the Compensation Committee and the Board, and following Dr. Tamarkin’s termination of services to the Company as its chief scientific advisor, the Board determined upon the recommendation of the Compensation Committee that it would be appropriate to convert the 2016 Equity Incentives to a special, one-time payment of $192,500 in cash (the “2016 Equity Conversion Bonus”), subject to shareholder approval. The Board and the Compensation Committee based this determination on the contributions Dr. Tamarkin made to the Company during his tenure and on the Company’s Compensation Policy, which contemplates “adjustment benefits” to a retiring CEO of up to 6 months’ salary and benefits. On March 25, 2018, the Termination Agreement was amended to reflect this change. The amendment is attached to this Proxy as Exhibit B.

We are seeking shareholder approval of Dr. Tamarkin’s 2016 Equity Conversion Bonus in the amount of $192,500 in respect of Dr. Tamarkin’s service as CEO in 2016.

Proposed Resolution

“RESOLVED, to approve the 2016 Equity Compensation Bonus in the amount of $192,500 in respect of Dr. Tamarkin’s service as CEO in 2016, in lieu of his entitlement to 137,428 options and 45,750 RSUs under the 2015 Plan, that were granted to him, subject to shareholder approval, as part of the Termination Agreement, as amended.”

Vote Required for Approval

The affirmative vote of the holders of a majority of the shares represented at the Meeting in person or by proxy and voting on Proposal 5(a) is required.

In addition, the Proposal is also subject to the approval of a special majority of the shareholders which requires that either: (i) the Proposal is approved by a majority of the shares voted on such Proposal by shareholders who are not controlling shareholders and who do not have a personal interest in the Proposal, or (ii) the total number of shares held by such shareholders described above and who voted against the Proposal does not exceed two percent (2%) of the aggregate voting rights in the Company. Abstentions and broker non-votes shall not be taken into account in the voting; therefore, abstentions and broker non-votes shall have no effect on the vote.

As part of the special majority vote, you must confirm that you are not a controlling shareholder and do not have a personal interest in the approval of the Proposal. If you do not confirm that you do not have personal interest in the proposal, your proxy will not be voted on the Proposal.

Under the Israeli Companies Law, a “controlling shareholder” for purposes of this Proposal is any shareholder who has the ability to direct the Company’s actions, including any shareholder holding 50% or more of the voting power of the Company or any shareholder holding 25% or more of the voting power if there is no other shareholder who holds more than 50% of the voting power; for purposes of this proposal, two or more shareholders who hold voting rights in the Company and each of whom has a personal interest in the approval of the same transaction brought for approval by the Company shall be deemed as holding jointly.

Board Recommendation

THE BOARD AND THE COMPENSATION COMMITTEE RECOMMEND THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 5(A).

PROPOSAL 5(B) — APPROVAL OF DR. TAMARKIN’S CASH BONUS IN RESPECT OF THE FIRST HALF OF 2017

Background

In addition, section 1.2.5 of the Termination Agreement provides that Dr. Tamarkin shall receive cash bonus payments for his performance and service as CEO to the Company from January 1, 2017 through June 30, 2017.  Based on guidelines and principles set forth in our Compensation Policy, the Compensation Committee recommended, and the Board approved a cash bonus to Dr. Tamarkin in the amount of $55,400 for the first half of 2017.

We are seeking shareholder approval of this cash bonus for the first half of 2017 in respect of Dr. Tamarkin’s service to the Company as CEO during such period.

Proposed Resolution

“RESOLVED, to approve the cash bonus in the amount of $55,400 in respect of Dr. Tamarkin’s service to the Company as CEO in the first half of 2017.”

Vote Required for Approval

The affirmative vote of the holders of a majority of the shares represented at the Meeting in person or by proxy and voting on Proposal 5(b) is required.

In addition, the Proposal is also subject to the approval of a special majority of the shareholders which requires that either: (i) the Proposal is approved by a majority of the shares voted on such Proposal by shareholders who are not controlling shareholders and who do not have a personal interest in the Proposal, or (ii) the total number of shares held by such shareholders described above and who voted against the Proposal does not exceed two percent (2%) of the aggregate voting rights in the Company. Abstentions and broker non-votes shall not be taken into account in the voting; therefore, abstentions and broker non-votes shall have no effect on the vote.

As part of the special majority vote, you must confirm that you are not a controlling shareholder and do not have a personal interest in the approval of the Proposal. If you do not confirm that you do not have personal interest in the proposal, your proxy will not be voted on the Proposal.

Under the Israeli Companies Law, a “controlling shareholder” for purposes of this Proposal is any shareholder who has the ability to direct the Company’s actions, including any shareholder holding 50% or more of the voting power of the Company or any shareholder holding 25% or more of the voting power if there is no other shareholder who holds more than 50% of the voting power; for purposes of this proposal, two or more shareholders who hold voting rights in the Company and each of whom has a personal interest in the approval of the same transaction brought for approval by the Company shall be deemed as holding jointly.

Board Recommendation

THE BOARD AND THE COMPENSATION COMMITTEE RECOMMEND THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 5(B).

PROPOSAL 6 –APPROVAL OF THE COMPANY’S AMENDED COMPENSATION POLICY

Background

Amendment No. 20 to the Israeli Companies Law, which was enacted in December 2012, requires public companies, such as the Company, to adopt a compensation policy regarding the terms of office and employment of its directors, executive officers (including the CEO), and any other manager who reports to the CEO. The compensation policy is required to be approved (i) by the Board upon recommendation of the Compensation Committee and (ii) by the Company’s shareholders at least once every three years.

The compensation policy must serve as the basis for decisions concerning the financial terms of employment or engagement of office holders, including exculpation, insurance, indemnification and any monetary payment and obligation of payment in respect of employment or engagement. The compensation policy must relate to certain factors, including advancement of the company’s objectives, the company’s business plan and its long-term strategy, and creation of appropriate incentives for office holders. It must also consider, among other things, the company’s risk management, size and the nature of its operations.

The compensation policy must furthermore consider additional factors, as follows: (a) the knowledge, skills, expertise and accomplishments of the relevant office holder; (b) the office holder’s roles and responsibilities and prior compensation agreements with him or her; (c) the relationship between the terms offered and the average compensation of the other employees of the company, including those employed through manpower companies; (d) the impact of disparities in salary upon work relationships in the company; (e) the possibility of reducing variable compensation at the discretion of the Board; (f) the possibility of setting a limit on the exercise value of non-cash variable equity-based compensation; and (g) as to severance compensation, the period of service of the office holder, the terms of his or her compensation during such service period, the company’s performance during that period of service, the person’s contribution towards the company’s achievement of its goals and the maximization of its profits, and the circumstances under which the person is leaving the company.

The compensation policy must also include the following principles: (a) the link between variable compensation and long-term performance and measurable criteria; (b) the relationship between variable and fixed compensation, and the ceiling for the value of variable compensation; (c) the conditions under which an office holder would be required to repay compensation paid to him or her if it was later shown that the data upon which such compensation was based was inaccurate and was required to be restated in the company’s financial statements; (d) the minimum holding or vesting period for variable, equity-based compensation, including bonuses; and (e) maximum limits for severance.

Our Amended Compensation Policy

Our compensation policy was last approved by the Company’s shareholders on June 22, 2015 (the “Compensation Policy”), after having been recommended by our Compensation Committee and approved by our Board. As explained above, the Israeli Companies Law requires that every three years we re-obtain the approval of our Compensation Committee, Board and shareholders for either the continuation of our Compensation Policy or adoption of a new compensation policy. On February 27, 2018, after the review and recommendation of the Compensation Committee, the Board of Directors amended the Company’s Compensation Policy and approved the amended form of compensation policy attached as Exhibit C to this proxy statement (the “Amended Compensation Policy”). We are now seeking shareholder approval of the Amended Compensation Policy for the next three-year term, as required under the Israeli Companies Law.

Objectives

Our Amended Compensation Policy is intended to align our objectives and work plans with appropriate goals and objectives of our officers and directors, and to ensure that the overall financial and strategic objectives of the Company and its shareholders are met. We recognize that strong and effective leadership is fundamental to our continued growth and success. Therefore, our Amended Compensation Policy recognizes as a primary objective the need to attract, retain, reward and motivate highly-skilled officers and directors in competitive labor markets.

Officer compensation

With regard to our executive officers, or “Officers,” our Amended Compensation Policy is designed to provide a mix of compensation to pay Officers for individual and company performance as well as align their interests with the interests of shareholders. The Amended Compensation Policy is also designed to provide flexibility in design . It must also take into consideration the fact that the appropriate mix of compensation may vary from period to period and from Officer to Officer. To achieve this philosophy, our Amended Compensation Policy generally includes: (i) short-term incentives such as an annual base salary, benefits and perquisites, (ii) short to medium-term incentives such as cash bonus based on target and above-target performance, and (iii) medium to long-term incentives such as equity-based compensation, termination and retirement benefits.

Base salary

Base salary for officers is a fixed compensation element which provides compensation to an Officer for performance of his or her standard duties and responsibilities that reflects the Officer’s role, skills, qualifications, experience and market practices. Adjustments to base salary are periodically reviewed by the Compensation Committee and the Board.

Bonuses

Monetary bonuses are paid annually or at the end of a multi-year period for which targets may be set as part of a multi-year plan, and is designed to reward officers based on the performance of the Company and their individual results. This “target bonus” amount and each Officer’s objectives for receiving the target bonus is determined by the Compensation Committee and the Board during the last calendar quarter of each calendar year. The Compensation Committee may delegate to the CEO the power to set the target bonus objectives for any of the other Officers.

The objectives for receiving the target bonus are intended to be measurable and quantifiable and may include (but are not limited to) (i) financials objectives such as revenue, EBITDA, cash balance, net profit, market capitalization and share price; (ii) business development objectives such as engaging with new partners or licensees, receiving product marketing approvals or approval of reimbursement schemes, and (iii) intellectual property objectives such as submission or grant of new patents. The target bonus for the CEO and CFO may include a discretionary component of up to 20% of the CEO or CFO’s annual cash target bonus, based on the evaluation of the CEO and CFO by the Compensation Committee and the Board.

In addition to the target bonus, the Compensation Committee and the Board may elect to pay each Officer an additional bonus above the target bonus in recognition for his or her special contribution to key transactions by the Company. As required under the Israeli Companies Law, our Amended Compensation Policy provides for a maximum percentage cap for bonus payments made to our Officers. The maximum bonus cap for our CEO is 120% of the CEO’s base salary. The following maximum bonus caps are applicable to our other Officers: 100% to the CFO, 67.5% to Senior Vice President, Executive Vice President and other chief officers, and 50% to other Vice Presidents.

Bonuses to Officers are also subject to claw-back provisions allowing for the recovery of any bonus payments made to an Officer if the bonus payment was based on incorrect financial statements which were later corrected or restated. The Officer will be required to repay to the Company the balance between the original bonus and any bonus due to the Officer based on the restatement, as determined by the Compensation Committee and the Board.

Equity-based compensation

Our Amended Compensation Policy also includes an equity incentive component designed to retain Officers, align Officers and shareholders’ interests and incentivize achievement of medium-to-long term goals, under which the Company may grant Officers share options, restricted shares units or any other equity-based compensation (collectively referred to as “equity awards”). The equity awards are determined individually and awarded from time to time according to each Officer’s performance, skills, qualifications, experience, roles and personal responsibilities. However, the Amended Compensation Policy caps the annual value of the equity awards to be granted to each Officer, measured at grant date, at 0.5% of the Company’s issued and outstanding share capital on a fully-diluted basis. The equity awards shall vest over a period of 3 to 4 years, in equal installments, beginning from the one-year anniversary of the grant. Options shall expire after 10 years from the grant date. For option grants, the exercise price shall be determined in accordance with local tax laws in the territory in which the employee is employed. In Israel, for example, it is the average closing price of our shares during the 30-day period preceding the grant date, while in the U.S. it is the last known closing share price at the grant date. In special cases, to be set by the Compensation Committee and Board (and, as required under Israeli law, subject to shareholder approval) such as major transactions or events, the Company may grant to its Officers special equity-based incentive awards.

Benefits and perquisites

Under the Amended Compensation Policy, our Officers are further entitled to certain fringe benefits that we believe are commonly provided to similarly-situated executives in the market in which we compete for talent and therefore are important to our ability to attract and retain top-level executive management. This includes up to 30 days of annual vacation per annum, paid sick leave, as well as additional benefits such as, but not limited to, a company car and cell phone (including gross-up of related tax), company-provided health insurance and meals.

For Officers residing in Israel, these benefits may also include contributions to a pension fund, provident fund or insurance policy in accordance with Israeli law, maintenance of disability insurance on behalf of the Officer, contributions to an education fund of up to 7.5% of the Officer’s monthly salary and convalescence pay as required under applicable law. An ‘education fund’ is a medium-term savings scheme that takes advantage of a unique tax break granted under Israeli law, whereby a company’s contributions to such fund (which, despite its misleading name, may be used by the employee for any purpose), as well as all capital gains accrued on such contributions, are free of tax if (a) the company contributes an amount equal to 7.5% of the employee’s salary to such fund, up to a certain limit, and the employee further contributes 2.5% of his salary at his expense, and (b) the fund remains undrawn for a period of at least 6 years from the time of the first contribution.  While some of these contributions and benefits are not mandatory under Israeli law, or are provided by us above and beyond the minimum statutory requirement, the nature and amount of the benefits provided to our Israeli officers are customary and prevalent in the Israeli high-tech and bio-pharma market, especially among executives. Non-Israeli Officers may receive similar, comparable or customary benefits as applicable in the jurisdiction in which they are employed. The amounts paid to our named executive officers in 2016 and 2017 in respect of these benefits are reflected below in the “Summary Compensation Table” section under the “Other Information Regarding the Company” heading.

Director compensation

The Amended Compensation Policy provides that non-employee directors’ compensation packages will generally be composed of a balanced mix of cash and equity consisting of (i) an annual cash retainer of a fixed monetary amount paid on a monthly basis, and (ii) variable equity-based compensation designed to retain directors and align directors’ and shareholders’ interests and incentivize directors to achieve medium range and long-term goals. There is no stated cap in the Amended Compensation Policy on directors’ cash remuneration.  However, pursuant to the Israeli Companies Law, the specific terms of employment of non-employee directors require the separate approval of the shareholders by a simple majority, as described in Proposal 3.

Under the Amended Compensation Policy, the Compensation Committee and the Board may review benchmarking data with respect to non-employee director compensation as provided by independent compensation consultants, and the compensation of a peer group defined by the Company from time to time.  The Committee and the Board may also consider directors’ existing compensation arrangements, as well as changes in the scope of their duties or responsibilities.  Subject to the Company’s equity incentive plan then in effect, grants of equity-based compensation to non-employee directors shall vest and, if applicable, become exercisable during the 12-month period following the grant thereof, in equal quarterly installments. The equity awarded shall have a fair market value (determined according to acceptable valuation practices) at the time of grant not to exceed $75,000 per year per director, or $150,000 for the Chairman of the Board.  Similar to the cap for Officers, the number of equity-based awards granted to each Director during each 12-month period shall not exceed, on the date of grant, 0.5% of the Company’s issued and outstanding share capital on a fully-diluted basis.

Under the Amended Compensation Policy, non-employee director compensation shall be reviewed by the Compensation Committee and the Board on an annual basis to ensure that it aligns with the Company’s compensation objectives as described above and conforms to local and industry best practices.

Separate Approvals

Arrangements outside of the Amended Compensation Policy

Pursuant to the Israeli Companies Law, our arrangements with our Officers must generally be consistent with the Amended Compensation Policy, as described above. However, under certain circumstances, we may approve an arrangement that is not consistent with the Amended Compensation Policy, if the arrangement is approved by a majority of our shareholders, provided that (a) the majority includes a majority of the votes cast by shareholders who are present and voting (disregarding abstentions) who (i) are not controlling shareholders and (ii) do not have a personal interest in the matter, or (b) the votes cast against the arrangement by shareholders who are not controlling shareholders and who do not have a personal interest in the matter who were present and voted constitute two percent (2%) or less of the voting power of the Company (a “special majority”).

Separate CEO and director approval

Separately, specific director compensation for the following year requires the approval of a simple majority of the shareholders and the terms of employment of our CEO require the approval of the shareholders by the special majority referenced above. Pursuant to regulations promulgated under the Israeli Companies Law, shareholder approval is not required with respect to terms of employment granted to a director or the CEO for the period following his or her appointment until the next annual general meeting of shareholders, provided these terms are (a) approved by the Compensation Committee and the Board, (b) consistent with the Amended Compensation Policy and (c) on similar or less favorable terms than those of the person’s predecessor.

In addition, under certain circumstances, shareholder approval is not required with respect to the terms of employment of a candidate for CEO if the compensation committee determines that the engagement will be frustrated if the approval is pursued, provided that the terms are consistent with the Amended Compensation Policy.

Under certain circumstances, if the terms of employment of the CEO are not approved by the shareholders, where such approval is required, the Compensation Committee and the Board may nonetheless approve such terms. In addition, non-material amendments of the terms of employment of Officers who are not directors may be approved by the Compensation Committee only, and non-material amendments of the terms of employment of Officers who are not directors may be approved by the CEO only, provided such amendments are consistent with the Amended Compensation Policy.

Proposed Resolution

“RESOLVED, that the Amended Compensation Policy of the Company with regard to the compensation of the Company’s directors and executive officers in the form attached hereto as Exhibit C is hereby approved.”

Vote Required for Approval

The affirmative vote of the holders of a majority of the shares represented at the Meeting in person or by proxy and voting on Proposal 6 is required.

In addition, the Proposal is also subject to the approval of a special majority of the shareholders which requires that either: (i) the Proposal is approved by a majority of the shares voted on such Proposal by shareholders who are not controlling shareholders and who do not have a personal interest in the Proposal, or (ii) the total number of shares held by such shareholders described above and who voted against the Proposal does not exceed two (2%) percent of the aggregate voting rights in the Company. Abstentions and broker non-votes shall not be taken into account in the voting; therefore, abstentions and broker non-votes shall have no effect on the vote.

As part of the special majority vote, you must confirm that you are not a controlling shareholder and do not have a personal interest in the approval of the Proposal. If you do not confirm that you do not have personal interest in the proposal, your proxy will not be voted on the Proposal.

Under the Israeli Companies Law, a “controlling shareholder” for purposes of this proposal is any shareholder who has the ability to direct the Company’s actions, including any shareholder holding 50% or more of the voting power of the Company.  For purposes of this proposal, two or more persons who hold voting rights in the Company and each of whom has a personal interest in the approval of the same transaction brought for approval by the Company shall be deemed as holding jointly.

If these approvals are not obtained, the Amended Compensation Policy will be returned to the Board for further deliberation, taking into account the shareholders’ rejection of the Amended Compensation Policy.  However, the vote is ultimately advisory in nature as the Board may nevertheless decide to adopt the Amended Compensation Policy if it determines that doing so is in the best interest of the Company.

Board Recommendation

THE BOARD AND THE COMPENSATION COMMITTEE RECOMMEND THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 6.

REPORT ON FINANCIAL STATEMENTS

At the Meeting, as required under the Israeli Companies Law, we will discuss our consolidated financial statements for the year ended December 31, 2017. The Company’s annual consolidated financial statements for the year ended December 31, 2017, which are included in our annual report on Form 10-K/A for the year ended December 31, 2017, available on our website at www.foamix.com.

Report of the Audit Committee

The Audit Committee, which composition, roles and responsibilities are described above in the “Audit Committee” section under the “Structure and Practices of the Board of Directors” heading, has provided the following report. This report relates to the activities undertaken by the Audit Committee in fulfilling such responsibilities.

For clarification, the Company’s management is responsible for the preparation and presentation of the Company’s financial statements, the effectiveness of internal control over financial reporting and procedures that are reasonably designed to assure compliance with accounting standards and applicable laws and regulations, while the Company’s independent registered public accounting firm, Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited (“PwC”), is responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the U.S. Public Company Accounting Oversight Board. The Audit Committee oversees these activities but does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements or disclosures.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the consolidated financial statements for the year ended December 31, 2017. This review included a discussion of the quality and the acceptability of the Company’s financial reporting and controls, including the clarity of disclosures in the financial statements.

The Audit Committee also reviewed with PwC, who is responsible for expressing an opinion on the compliance of the Company’s consolidated financial statements with applicable accounting principles, its judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters required to be discussed with the audit committee under generally accepted auditing standards in the United States including the matters required to be discussed by Auditing Standards No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board.

The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence.

Based on the foregoing, the Audit Committee recommended to the Board that the consolidated financial statements for the year ended December 31, 2017 be included in the Company’s Annual Report on Form 10-K, which was initially filed on February 27, 2018 and replaced by an amended report on Form 10K/A on March 1, 2018.

The foregoing report is provided by the undersigned members of the Audit Committee:

Stanley Stern, Chairman
Rex Bright
Darrell Rigel

OTHER INFORMATION REGARDING THE COMPANY

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers as of the date hereof:

Name	Age	Position
David Domzalski	51	Chief Executive Officer
Ilan Hadar, M.B.A.	48	Chief Financial Officer, Country Manager (Israel)
Mutya Harsch	43	Senior Vice President, Legal Affairs and General Counsel
Iain A. Stuart, Ph.D.	45	Senior Vice President, Research and Development
Yohan Hazot	35	Vice President, Pharmaceutical Development
David Schuz	63	Vice President, Intellectual Property
Mitchell Shirvan, Ph.D., M.B.A.	64	Vice President, Innovation and Discovery
Alvin Howard	63	Vice President, Regulatory Affairs
Russell Elliott, D.Phil.	52	Vice President Drug Development
Bonnie Pappacena	57	Vice President, Quality

David Domzalski has served as our Chief Executive Officer since July 2017. Mr. Domzalski has been with Foamix since April 2014, and previously served as the President of Foamix Pharmaceuticals Inc. (U.S. subsidiary). On January 1, 2018, Mr. Domzalski was also appointed as a director to our Board, replacing Dr. Dov Tamarkin.  He has 25 years of industry experience, previously holding positions as Vice President Sales and Marketing at LEO Pharma Inc. from 2009 to 2013, Senior Vice President and General Manager at Azur Pharma from 2008 to 2009, and Vice President Sales and Marketing at Warner Chilcott from 2003 to 2008. Mr. Domzalski holds a B.A. in economics and political science from Muhlenberg College, Allentown, Pennsylvania.

Ilan Hadar has served as our Chief Financial Officer since February 2014 and as the Israel Country Manager since July 2017. Mr. Hadar has over 20 years of experience in executive financial positions, previously holding positions as Finance Director of the Israeli subsidiary of Pfizer from 2011 to 2013, as Finance Manager, Accounting and Reporting at the Israeli subsidiary of HP from 2007 to 2011, and prior to that as Finance Director of the Israeli subsidiary of BAE Systems. Mr. Hadar holds a B.A. in business administration and economics and an MBA from The Hebrew University of Jerusalem.

Mutya Harsch has served as General Counsel and Senior Vice President of Legal Affairs since January 2018. Ms. Harsch has over 18 years of legal experience, previously holding positions as Special Counsel, Mergers & Acquisitions at Cooley LLP from 2015 to 2017, as a corporate lawyer at Davis Polk & Wardwell from 2005 to 2015 and from 1999 to 2003, and as Assistant General Counsel at Warner Chilcott from 2003 to 2005. Ms. Harsch received her J.D. and B.A. from the University of California at Berkeley.

Iain Stuart, Ph.D. has served as our Senior Vice President of Research & Development since August 2017, and previously served as our Vice President of Clinical Development since October 2016.  Dr. Stuart has over 18 years of clinical development scientific affairs experience in multiple therapeutic classes with the last 8 years being focused exclusively in dermatology. Prior to joining Foamix, Dr. Stuart served as Vice President of Medical Strategy and Scientific Affairs at LEO Pharma. Prior to this, Dr. Stuart served as Director, Clinical Operations – The Americas, also at LEO Pharma. Dr. Stuart holds a Ph.D. from Glasgow Caledonian University in Scotland.

Yohan Hazot has served as our Vice President of Pharmaceutical Development since August 2017. Mr. Hazot has been with Foamix since April 2007, and previously served as the Chief Technology Officer from 2014. Prior to this role, he has held various positions of increasing responsibility in product development and intellectual property, including Director of Pharmaceutical Development. Mr. Hazot holds an MSc in Biochemistry & Biotechnology from the National Institute of Applied Sciences, Lyon, France and is the inventor of several patents in the field of pharmaceutical chemistry.

David Schuz has served as our Vice President of Intellectual Property since August 2017. Mr. Schuz has led the Intellectual Property function at Foamix since July 2006. Mr. Schuz has over 20 years of industry experience in the field of pharmaceuticals and biotechnology intellectual property, previously holding positions at Biotechnology General Israel Ltd. and Savient Pharmaceuticals, Inc. between 1996 and 2006, including Vice President from 2003. Mr. Schuz holds an LL.M. from the London School Economics; a Certificate in Patent Law, Queen Mary London University; an M. Phil. (Biochemistry), and a Diploma of Pharmacology, both from Cambridge University; and a B.Sc. Hons. (Chemistry) from Manchester University.

Mitchell Shirvan, Ph.D. has served as our Vice President of Innovation and Discovery since August 2017. Dr. Shirvan has been with Foamix since March 2014, where he has held various leadership positions in innovation and research & development. He has over 20 years of industry experience, previously holding positions as Chief Executive Officer at Macrocure Ltd. from 2008 to 2012. From 1992 until 2008, Dr. Shirvan held various positions of increasing responsibility at Teva Pharmaceutical Industries, including Senior Director, Strategic Business Planning and Senior Manager, Research & Development. Dr. Shirvan holds a Ph.D. in microbiology from The Hebrew University of Jerusalem, and an MBA from the University of Bradford.

Alvin Howard has served as our Vice President of Regulatory Affairs since April 2014. Mr. Howard has over 30 years of industry experience, previously holding positions as Senior Vice President of Regulatory Affairs at Warner Chilcott from 2005 to 2013 and as Vice President of Regulatory Affairs from 2001 to 2005 at Warner Chilcott, Vice President of Regulatory Affairs at Roberts Pharmaceuticals from 1998 to 2000 and various positions at Solvay Pharmaceuticals from 1990 to 1998. Mr. Howard holds a B.Sc. in chemistry from Stillman College, Tuscaloosa, Alabama.

Russell Elliott, D.Phil. has served as our Vice President of Drug Development since May 2016. Dr. Elliott has over 25 years of experience in the pharmaceutical industry, previously holding the position of Vice President Product Development at Stiefel (a GSK company) from 2011 to 2014. Prior to this, Dr. Elliott served as Vice President and Head of Center of Excellence for topical formulations at GSK from 2007 to 2011. Dr. Elliott holds a D. Phil from the Oxford University in the U.K.

Bonnie Pappacena has served as our Vice President of Quality since September 2017. Ms. Pappacena has over 30 years of quality and compliance expertise. Ms. Pappacena has worked primarily in the pharmaceutical industry in drug product and combination product development. Previously, Ms. Pappacena served as Vice President, Quality at G&W Laboratories from 2016 to 2017, Turing Pharmaceuticals from 2015 to 2016 and at Acorda Therapeutics from 2009 to 2015. Mrs. Pappacena also held positions in quality of increasing responsibility at Schering Plough Research Institute and Lederle (Wyeth).  Ms. Pappacena has a B.S./B.A in Psychology/Philosophy from the University of Scranton and an M.S. in Experimental Psychology from Villanova University.

EXECUTIVE COMPENSATION

Executive Compensation

As an emerging growth company, or EGC, and as permitted by Title I of the Jumpstart Our Business Startups Act of 2012, or JOBS Act, we have scaled down our disclosure on executive compensation to omit compensation discussion and analysis and certain tables and items that would otherwise be required in a proxy statement on Schedule 14A of a non-EGC issuer.  Such omitted tables and items include, but are not limited to, the table displaying grants of plan-based awards, the table displaying option exercises and vesting, disclosure on CEO pay ratio and disclosure of compensation policies as related to risk management.  Furthermore, our disclosure on compensation focuses only on an individual serving as our principal executive officer or acting in a similar capacity during the last completed fiscal year and the next two most-highly compensated executive officers (and up to two additional individuals no longer serving as executive officers at year-end) (our “named executive officers”). In addition, for as long as we remain an EGC, we are not subject to certain governance requirements relating to executive compensation such as holding a “say-on-pay” and “say-on-golden-parachute” advisory votes.

Our named executive officers for 2017, which consist of our principal executive officer and the next two most highly compensated executive officers (and up to two additional individuals no longer serving as executive officers at year-end), are:

•	David Domzalski, CEO;

•	Ilan Hadar, CFO and Israel Country Manager;

•	Yohan Hazot, Vice President, Pharmaceutical Development;

•	Dr. Dov Tamarkin, former CEO; and

•	Meir Eini, former Chief Innovation Officer.

Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by or paid to our named executive officers during 2016 and 2017.

Name and Principal Position	Year	Salary	Bonus	Option Awards(3)	Non-equity Incentive Plan Compensation	All Other Compensation(10)		Total(4)
		(in U.S. Dollars)
David Domzalski, CEO	2017	416,980	165,000	2,204,155	-	10,800	(5)	2,796,935
	2016	370,125	166,888	211,579	66,420	-		815,012
Ilan Hadar, CFO and Israel Country Manager	2017	342,253	119,978	1,212,809	-	121,815	(6)	1,796,854
	2016	239,546	103,365	207,709	71,064	81,458	(6)	703,143
Yohan Hazot, VP, Pharmaceutical Development	2017	217,797	57,687	496,304	-	72,453	(7)	844,241
	2016	164,558	82,185	192,959	-	61,854	(7)	501,556
Dov Tamarkin, former CEO(1)	2017	210,600	86,625	-	-	1,092,084	(8)	1,389,309
	2016	385,000	209,597	321,599	184,515	206,873	(8)	1,307,584
Meir Eini, former Chief Innovation Officer(2)	2017	181,500	61,875	335,874	-	918,008	(9)	1,497,257
	2016	300,000	142,801	339,918	51,823	158,133	(9)	992,676

______________________

(1)
Dr. Dov Tamarkin ceased being our CEO on July 1, 2017 and ceased being our employee, at which point he became our chief scientific advisor and continued to serve as our director, until his termination of services on January 1, 2018.

(2)	Mr. Meir Eini ceased being our chief innovation officer on June 29, 2017, following which date he agreed to serve as an advisor to the Company and an observer to the Board until January 28, 2018.

(3)
The value in this column represents the aggregate grant date fair value of our stock option awards computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used in the calculation of these amounts, see our Annual Report on Form 10-K/A as filed under the Securities Act with the SEC on March 1, 2018, under Note 9 to our audited financial statements, included in “Item 8—Financial Statements and Supplemental Financial Information.”

(4)
Salary and other compensation of Israeli executive officers for the years 2017 and 2016 are based on average US$/NIS representative exchange rates of NIS 3.60 and NIS 3.84 per dollar for 2017 and 2016, respectively.  Bonuses for the years 2017 and 2016 are based on US$/NIS representative exchange rates of NIS 3.47 and NIS 3.85 per dollar as of December 31, 2017 and 2016, respectively.

(5)	Solely includes employer contribution to Mr. Domzalski’s 401K plan.

(6)
In 2017, the bulk of Mr. Hadar’s other compensation consisted of $23,979 of automobile expenses, $50,976 deposits to severance funds, $10,153 of gross-up of related tax, $10,027 of social security payments and deposits of $25,669 to an education fund. In 2016, the bulk of such compensation consisted of $16,476 of automobile expenses, $35,342 of deposits to severance funds, $9,414 of social security payments, and deposits of $17,698 to an education fund.

(7)
In 2017, the bulk of Mr. Hazot’s other compensation consisted of $12,668 of automobile expenses, $32,299 of deposits to severance funds, $10,027 of social security payments and deposits of $16,335 to an education fund.  In 2016, the bulk of such compensation consisted of $11,873 of automobile expenses, $24,181 of deposits to severance funds, $9,463 of social security payments, and deposits of $12,238 to an education fund.

(8)
In 2017, the bulk of Dr. Tamarkin’s other compensation consisted of $973,177 of severance compensation that was paid to him in accordance with his termination agreement, $17,835 of automobile expenses, $33,862 of deposits to severance funds, $17,835 of gross-up of related tax and deposits of $16,043 to an education fund. In 2016, the bulk of such compensation consisted of $33,432 of automobile expenses, $63,475 of deposits to severance funds, $9,398 of social security payments, $33,432 of gross-up of related tax, and deposits of $30,073 to an education fund.

(9)
In 2017, the bulk of Mr. Eini’s other compensation consisted of $820,315 of severance compensation that was paid to him in accordance with his termination agreement, $12,668 of automobile expenses, $29,024 of deposits to severance funds, $12,668 of gross-up of related tax and deposits of $13,751 to an education fund. In 2016, the bulk of such compensation consisted of $23,746 of automobile expenses, $54,407 of deposits to severance funds, $9,398 of social security payments, $23,746 of gross-up of related tax, and deposits of $25,777 to an education fund.

(10)
The contributions and benefits referred to in some of the footnotes to this column reflect compensation to our executives residing in Israel that is customarily provided to Israeli executives in the high-tech and bio-pharma markets. For example, deposits to “severance funds,” are contributions made by the Company in lieu of its statutory severance pay obligation under Israeli law. Generally, an Israeli company is required to pay, upon termination of an employee, an amount equal to such employee’s last monthly salary for each full year of his or her employment with the company (or a pro-rata portion of such last salary for any part of a year), and the obligation for such severance pay is recorded as a long-term liability on the company’s balance sheet. Alternatively, a company may make monthly contributions to a severance fund in the employee’s name, in an amount equal to one twelfth (8⅓%) of the employee’s salary for such month. Making such contributions in a consistent manner releases the company from further liability for severance pay to the employee upon his or her actual termination, even if the amount accumulated in the severance fund falls short of the amount of mandatory severance pay to which the employee would have otherwise been entitled under law (which is usually the case, as the average salary during the course of employment is typically lower than the last salary, which reflects the employee’s highest-achieved seniority and rank). At the same time, the employees benefit from the certainty and security of having their severance pay deposited in a fund in their name, and from the right to have the fund released to them both in the event of termination or resignation. An “education fund” is a medium-term savings scheme that takes advantage of a unique tax break granted under Israeli law, whereby a company’s contributions to such fund (which, despite its misleading name, may be used by the employee for any purpose), as well as all capital gains accrued on such contributions, are free of tax if (a) the company contributes an amount equal to 7.5% of the employee’s salary to such fund, up to a certain limit, and the employee further contributes 2.5% of his salary at his expense, and (b) the fund remains undrawn for a period of at least 6 years from the time of the first contribution.

Outstanding Equity Awards at December 31, 2017

The following table provides information regarding outstanding equity awards held by each of our named executive officers as of December 31, 2017.

		Option Awards				Stock Awards
Name	Grant Date	Number of Shares Underlying Unexercised Options Exercisable	Number of Shares Underlying Unexercised Options Un-exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Shares That Have Not Vested	Market Value of Shares or Units of Shares That Have Not Vested ($)
David Domzalski	06/09/14(1)	14,063	4,688	7.98	06/09/24	-	-
	05/26/15(2)	-	-	-	-	12,500	75,125
	11/10/15(3)	118,405	118,405	7.14	11/10/25	-	-
	03/01/16(4)	26,250	33,750	6.04	03/01/26	1,406	8,452
	01/01/17(5)	-	71,369	10.22	01/01/27	23,790	142,978
	08/08/17(6)	-	327,720	5.76	08/08/27	81,930	492,399
Ilan Hadar	03/31/14(7)	4,375	1,094	1.92	03/31/24	-	-
	11/19/14(8)	19,300	4,825	5.46	11/19/24	-	-
	01/15/15(9)	12,375	5,625	6.77	01/12/25	-	-
	06/28/15(10)	-	-	-	-	2,813	16,903
	11/10/15(11)	101,002	101,002	7.13	11/10/25	-	-
	03/01/16(12)	26,250	33,750	6.34	03/01/26	1,406	8,452
	01/01/17(13)	-	60,389	10.31	01/01/27	20,130	120,981
	08/08/17(14)	-	196,205	5.22	08/08/27	49,051	294,797
Yohan Hazot	02/02/10(15)	6,125	-	1.92	02/01/20	-	-
	03/31/14(16)	5,938	313	1.92	03/31/24		-
	01/15/15(17)	12,375	5,625	6.77	01/12/25	-	-
	06/28/15(18)	-	-	-	-	2,813	16,903
	11/10/15(19)	21,397	21,397	7.13	11/10/25	-	-
	03/01/16(20)	26,250	33,750	6.34	03/01/26	-	-
	01/01/17(21)	-	54,899	10.31	01/01/27	18,300	109,983
Dov Tamarkin	12/29/14(22)	24,000	-	5.88	12/29/24	-	-
	01/15/15(23)	33,750	11,250	6.77	12/28/24	-	-
	06/28/15(24)	-	-	-	-	5,625	33,806
	03/01/16(25)	43,750	56,250	6.34	03/01/26	-	-
Meir Eini	12/29/14(26)	48,000	-	5.88	12/29/24	-	-
	01/15/15(27)	27,000	9,000	6.77	12/28/24	-	-
	06/28/15(28)	-	-	-	-	5,625	33,806
	11/15/16(29)	-	-	-	-	20,000	120,200
	08/09/16(30)	10,938	24,063	7.09	08/09/26	-	-
	01/01/17(31)	-	60,389	10.31	01/01/27	20,130	120,981

_________________________
(1)	The options vest over a period of four years from June 9, 2014, 25% on each anniversary of such date, ending June 9, 2018;

(2)	The RSUs vest on November 19, 2018;

(3)	The options vest over a period of four years from November 10, 2015, 25% on the first anniversary of such date and 6.25% every three months thereafter, ending November 10, 2019;

(4)
The options vest over a period of four years from March 1, 2016, 25% on the first anniversary of such date and 6.25% every three months thereafter, ending March 1, 2020. The RSUs vest in equal installments every three months over the vesting period beginning December 1, 2017 and ending March 1, 2020;

(5)	The options vest over a period of four years from January 1, 2017, 25% on the first anniversary of such date and 6.25% every three months thereafter, ending January 1, 2021;

(6)	The options and RSUs vest over a period of four years from August 8, 2017, 25% on the first anniversary of such date and 6.25% every three months thereafter, ending August 8, 2021;

(7)	The options vest over a period of four years from March 31, 2014, 20% on such date and 5% every three months thereafter, ending March 31, 2018;

(8)	The options vest over a period of four years from November 19, 2014, 20% on such date and 5% every three months thereafter, ending November 19, 2018;

(9)	The options vest over a period of four years from January 15, 2015, 25% on the first anniversary of such date and 6.25% every three months thereafter, ending January 15, 2019;

(10)	The RSUs vest in equal installments every three months over the vesting period beginning October 15, 2017 and ending January 15, 2019;

(11)	The options vest over a period of four years from November 10, 2015, 25% on the first anniversary of such date and 6.25% every three months thereafter, ending November 10, 2019;

(12)
The options vest over a period of four years from March 1, 2016, 25% on the first anniversary of such date and 6.25% every three months thereafter, ending March 1, 2020. The RSUs vest in equal installments every three months over the vesting period beginning December 1, 2017 and ending March 1, 2020;

(13)	The options and RSUs vest over a period of four years from January 1, 2017, 25% on the first anniversary of such date and 6.25% every three months thereafter, ending January 1, 2021;

(14)	The options and RSUs vest over a period of four years from August 8, 2017, 25% on the first anniversary of such date and 6.25% every three months thereafter, ending August 8, 2021;

(15)	The options vested over a period of four years from February 2, 2010, 20% on such date and 5% every three months thereafter, ending February 2, 2014;

(16)	The options vest over a period of four years from March 31, 2014, 20% on such date and 5% every three months thereafter, and ending March 31, 2018;

(17)	The options vest over a period of four years from January 15, 2015, 25% on the first anniversary of such date and 6.25% every three months thereafter, ending January 15, 2019;

(18)	The RSUs vest in equal installments every three months over the vesting period beginning October 15, 2017 ending January 15, 2019;

(19)	The options vest over a period of four years from November 10, 2015, 25% on the first anniversary of such date and 6.25% every three months thereafter, ending November 10, 2019;

(20)	The options vest over a period of four years from March 1, 2016, 25% on the first anniversary of such date and 6.25% every three months thereafter, ending March 1, 2020;

(21)	The options and RSUs vest over a period of four years from January 1, 2017, 25% on the first anniversary of such date and 6.25% every three months thereafter, ending January 1, 2021;

(22)	The options vested over a period of three years from December 29, 2014, 33.3% on each anniversary of such date, ending December 29, 2017;

(23)	The options vest over a period of four years from December 29, 2014, 25% on the first anniversary of such date and 6.25% every three months thereafter, and ending December 29, 2018;

(24)	the RSUs vest in equal installments every three months over the vesting period beginning October 15, 2017 and ending January 15, 2019;

(25)	The options vest over a period of four years from March 1, 2016, 25% on the first anniversary of such date and 6.25% every three months thereafter, ending March 1, 2020;

(26)	The options vested over a period of three years from December 29, 2014, 33.3% on each anniversary of such date, ending December 29, 2017;

(27)	The options vest over a period of four years from December 29, 2014, 25% on the first anniversary of such date and 6.25% every three months thereafter, ending December 29, 2018;

(28)	The RSUs vest in equal installments every three months over the vesting period beginning January 15, 2018 and ending January 15, 2019;

(29)	The RSUs vest on November 15, 2018;

(30)	The options vest over a period of four years from August 9, 2016, 25% on the first anniversary of such date and 6.25% every three months thereafter, and ending August 9, 2020;

(31)	The options and RSUs vest over a period of four years from January 1, 2017, 25% on the first anniversary of such date and 6.25% every three months thereafter, ending January 1, 2021;

Employment Arrangements with Our Named Executive Officers

David Domzalski.  Under his employment agreement, effective as of July 1, 2017, Mr. Domzalski’s annual base salary is currently $440,000 and he is eligible to receive an annual bonus of up to 60% of his annual base salary. His eligibility for such annual bonus and the amount of such bonus will be subject to the achievement of personal and Company performance criteria, as determined by the Company, and further subject to the terms of the Company’s compensation policy then in effect, as approved by the Company’s shareholders. For the year 2018, subject to shareholder approval, Mr. Domzalski’s eligibility to his target bonus is subject to the terms and key performance criteria described in Proposal 4(b).  Mr. Domzalski is also eligible to receive an additional bonus of up to 60% of his annual base salary in the event of exceptional performance, as determined by our Compensation Committee and Board, as described in Proposal 4(b).  The amount and payment of Mr. Domzalski’s cash bonus for 2018 shall be set by the Board in its sole and absolute discretion.  Following his appointment as CEO, Mr. Domzalski was further granted 327,720 options and 81,930 RSUs under the terms of the 2015 Plan and its 2015 US Addendum. Upon termination of his employment without cause, following a 60 days’ advance notice (subject to the Company’s right, at its election, to reduce such notice period and pay for the remainder of the period in lieu of notice), Mr. Domzalski will receive any earned but unpaid base salary, any incurred but unreimbursed business expenses and any accrued but unused vacation and sick days as of the date of termination of his employment. Additionally, the Company shall (1) continue to pay him his base salary for 12 months following termination (“Mr. Domzalski’s severance period”); (2) continue to make employer contributions towards our healthcare plan on his behalf for the duration of Mr. Domzalski’s severance period, and (3) cause unvested options and restricted share units (RSUs) held by Mr. Domzalski to become fully vested and exercisable, with the options remaining exercisable for 90 days following the date of termination. Upon termination of his employment without cause in connection with certain change of control events (i.e., merger, acquisition, reorganization, or sale of substantially all assets of the Company), Mr. Domzalski’s severance period shall be extended to 18 months and, in lieu of his entitlement to the target annual bonus, he shall receive a lump-sum amount equal to 60% of his continued base salary, multiplied by 1.5, to be paid within 60 days following termination.  For additional information regarding Mr. Domzalski’s grants and awards that are being proposed for approval by the shareholders in this proxy statement please refer to “Proposal 4 — Approval of (a) equity incentive awards to Mr. Domzalski for 2017, and (b) terms of Mr. Domzalski's cash bonus and equity compensation for 2018.”

Ilan Hadar.  Under his employment agreement, effective as of July 1, 2017, Mr. Hadar’s annual base salary is currently $380,733, based on the US$/NIS representative exchange rate of the Bank of Israel as of December 31, 2017, and he is eligible to receive an annual target bonus of up to 50% of his annual base salary. His eligibility for such annual target bonus and the amount of such annual target bonus will be subject to his personal achievements and performance criteria, as determined by the Company and subject to the terms of the Company’s Compensation Policy, as approved by the Company’s shareholders.  Furthermore, Mr. Hadar is eligible to receive an additional annual bonus of up to 50% of his annual base salary in the event of exceptional performance, subject to the sole discretion of our Compensation Committee and Board.  The amount and payment of Mr. Hadar’s cash bonus shall be determined by our Board at its sole and absolute discretion.  Upon termination of his employment without cause and subject to the approval of the Board, Mr. Hadar will continue to receive his base salary and welfare benefits for a period of 6 months following the termination date (“Mr. Hadar’s severance period”).  Furthermore, the Board may (but is not obliged to) cause unvested options held by Mr. Hadar to become fully vested and exercisable, with such options remaining exercisable for 90 days following the date of termination. Upon termination of his employment without cause in connection with certain change of control events (i.e., merger, acquisition, reorganization, or sale of substantially all assets of the parent Company), Mr. Hadar’s severance period will be extended to 12 months and during such period he shall remain entitled to his regular annual bonus.

Yohan Hazot.  Under his employment agreement, effective as of January 1, 2017, Mr. Hazot’s annual base salary is currently $226,131, based on the US$/NIS representative exchange rate of the Bank of Israel as of December 31, 2017, and in February 22, 2017 he was awarded by the Board a one-time annual bonus equal to 40% of his annual base salary. Upon termination, any vested and unvested options held by Mr. Hazot shall be treated in accordance with the Company’s 2015 Plan, depending on the circumstances of the termination.

Dov Tamarkin.  Under his Termination Agreement, as described above in Proposal 5, effective as of July 1, 2017, Dr. Tamarkin received the salary and benefit continuation (as he was entitled under his employment agreement dated August 22, 2014) for a period of 6 months following his termination, which coincided with his contractual notice period.  Following his termination, the Company also paid Dr. Tamarkin an amount equal to 12 months’ salary and permitted him to retain his Company cellphone, laptop and similar equipment for a period of 18 months following the date of his termination. The total payment to Dr. Tamarkin for this 6-month continuation and 12-month severance was $973,177. Following his termination, Dr. Tamarkin became the Company’s chief scientific advisor, which further entitled him, until his resignation from such role on January 1, 2018, to certain additional benefits such as secretarial services and reimbursement of his travel, insurance, registration and participation fees and other reasonable expenses with regard to his participation in up to six conferences per year, within a certain budget approved by the chairman of the Board.  The termination agreement further provided that all equity-based compensation previously granted to Dr. Tamarkin under the 2015 Plan and the Company’s 2009 Plan will continue to vest. Except for such benefits and expense reimbursements, Dr. Tamarkin was not entitled to any additional compensation for his role as chief scientific advisor. Additionally, subject to shareholder approval of Proposals 5(a) and 5(b) above, Dr. Tamarkin will receive bonus payments in respect of his service to the Company as CEO in 2016 and 2017, respectively, in the amount of $192,500 and $55,400.

Meir Eini.  Under his termination agreement, effective as of July 1, 2017, Mr. Eini continued to receive his salary and benefit (as he was entitled under his employment agreement dated August 22, 2014) for a period of 6 months following his termination, which coincided with his contractual notice period.  Following his termination, Mr. Eini continued to serve as an observer on our Board until his resignation on January 28, 2018.  During such period, he was entitled to Board participation and standard Board-member compensation (please see below for the description and quantification of such compensation).  Following the termination of his employment, the Company paid Mr. Eini a lump-sum cash payment equal to 12 months’ of his base salary and allowed Mr. Eini to retain his Company cellphone, laptop and similar equipment for a period of 18 months following the termination date.  The termination agreement further provided that for 18 months following the date of termination of his employment, Mr. Eini shall provide innovation advisory services to the Company upon request, and that the equity-based compensation previously granted to him shall continue to vest, but he shall not be entitled to receive any additional compensation. The Company has not requested, and Mr. Eini has not provided, any innovation advisory services to the Company pursuant to the termination agreement.

Current Compensation Policy

As approved at our 2015 Annual General Meeting of shareholders, and as required by the Israeli Companies Law, we have adopted a compensation policy regarding the terms of office and employment of our “office holders” (as defined under the Israeli Companies Law, which includes directors, the CEO, other executive officers and any other managers directly subordinate to the CEO), including cash compensation, equity-based awards, releases from liability, indemnification and insurance, severance and other benefits. Each of our named executive officers is (or was, while employed by us) an “office holder” within the meaning of the Israeli Companies Law. The Compensation Policy is reviewed from time to time by our compensation committee and Board to ensure its appropriateness, and is required to be brought at least once every three years to our shareholders for reassessment and approval.

As mentioned, our Compensation Policy was last approved by the Company’s shareholders in 2015. On February 27, 2018, after the review and recommendation of the Compensation Committee, the Board amended the Company’s Compensation Policy and approved the amended form of compensation policy attached as Exhibit C to this proxy statement, which we refer to throughout this proxy statement as the “Amended Compensation Policy”. We are now seeking shareholder approval of the Amended Compensation Policy for the next three-year term, as required under the Israeli Companies Law. The terms of our Amended Compensation Policy, up for re-approval at the Meeting, are described above under the “Proposal 6 –Approval of the Company’s Amended Compensation Policy” heading.

According to the current Compensation Policy, as approved at our 2015 Annual General Meeting of shareholders, our short-to-medium term incentive scheme is based on a monetary bonus paid annually or at the end of such longer periods for which targets may be set as part of a multi-year plan, and is designed to reward officers based on the performance of the Company and on their individually-defined results. During the last calendar quarter of each calendar year, the compensation committee and the Board determine for each officer the maximum bonus amount and the objectives for receiving such bonus, as well as the formula for calculating the bonus payment upon achievement of such objectives (including minimum thresholds below which no part of the bonus will be payable), which are examined at the end of the following calendar year or the relevant target period.

The maximum bonus payable upon achievement or overachievement of the objectives is 65% of the base salary for the CEO, 50% of the base salary for the chief innovation officer, 45% of the base salary for senior vice presidents, executive vice president, chief financial officer, chief technology officer other chief officers, and 40% for other vice presidents. The objectives for receiving the bonus are intended to be measurable and quantified and may include (but are not limited to) financials objectives such as revenue, EBITDA, cash balance, net profit, market cap and share price; business development objectives such as engaging with new partners or licensees, receiving product marketing approvals or approval of reimbursement schemes, and intellectual property objectives such as submission or grant of new patents.

The Compensation Policy allows for (a) a discretionary bonus of up to 20% of the officer’s regular performance bonus, based on the evaluation of such officer’s performance by the CEO, while the CEO’s performance shall be evaluated by the compensation committee and the Board; and (b) a special bonus in recognition of an officer’s (including the CEO’s) exceptional contribution to key transactions or events such as mergers, acquisitions, public offerings, major research and development breakthroughs or regulatory approvals, as determined by the compensation committee and the Board. The maximum special bonus is 60% of the base salary for the CEO, 50% of the base salary for the chief innovation officer, 40% of the base salary for senior vice presidents, executive vice president, chief financial officer, chief technology officer other chief officers, and 30% for other vice presidents.

Our Compensation Policy also includes an equity incentive component designed to retain officers, align officers and shareholders’ interests and incentivize achievement of medium-to-long term goals, under which the Company may grant officers share options, restricted shares units or any other equity-based compensation (collectively referred to as “equity awards”). The equity awards are determined individually and awarded from time to time according to each officer’s performance, skills, qualifications, experience, roles and personal responsibilities.  However, the policy caps the annual value of the equity awards to be granted to each officer at 0.5% of the Company’s issued and outstanding share capital on a fully-diluted basis. The equity awards usually vest over a period of 3 to 4 years, in equal installments, beginning from the first year anniversary of the grant, and expire after 10 years from the grant date. The exercise price of equity awards shall be determined in accordance with local tax laws in the territory in which the employee is employed. In Israel, for example, it is the average closing price of our shares during the 30-day period preceding the grant date, while in the U.S. it is the last known closing share price at the grant date. In special cases, to be set by the Compensation Committee and Board (and where required by Israeli law – by our shareholders), such as major transactions or events, the Company may grant to its officers special equity bonuses.

Under the Compensation Policy, our executive officers are further entitled to certain fringe benefits that we believe are commonly provided to similarly situated executives in the market in which we compete for talent and therefore are important to our ability to attract and retain top-level executive management. For Israeli officers these benefits include contributions to a pension fund, provident fund or managers’ insurance policy in accordance with applicable law; maintenance of disability insurance on behalf of the officer, contributions to an education fund of up to 7.5% of the officer’s monthly salary; convalescence pay according to applicable law; up to 30 days of annual vacation per annum; paid sick leave, as well as additional benefits such as, but not limited to, a company car and cell phone (including gross-up of related tax), complementary health insurance and meals.  While some of these contributions and benefits are not mandatory under Israeli law, or are provided by us above and beyond the minimum statutory requirement, the nature and amount of the benefits provided to our Israeli officers are customary and prevalent in the Israeli high-tech and bio-pharma market, especially among executive officers. Non-Israeli officers may receive similar, comparable or customary benefits as applicable in the jurisdiction in which they are employed. The amounts paid to our named executive officers in 2016 and 2017 in respect of these benefits are reflected above in the “Summary Compensation Table” section under the “All Other Compensation” heading.

Pursuant to the Israeli Companies Law, our arrangements with our officers must generally be consistent with the compensation policy, as described above. However, under certain circumstances, we may approve an arrangement that is not consistent with the compensation policy, if the arrangement is approved by a majority of our shareholders, provided that (a) the majority includes a majority of the votes cast by shareholders who are present and voting (disregarding abstentions) who (i) are not controlling shareholders and (ii) do not have a personal interest in the matter, or (b) the votes cast against the arrangement by shareholders who are not controlling shareholders and who do not have a personal interest in the matter who were present and voted constitute 2% or less of the voting power of the Company (a “special majority”).

In addition, pursuant to the Israeli Companies Law, the terms of employment of directors further require the approval of the shareholders by a simple majority, and the terms of employment with respect to our CEO require the approval of the shareholders by the special majority referenced above. Pursuant to regulations promulgated under the Israeli Companies Law, shareholder approval is not required with respect to terms of employment granted to a director or the CEO for the period following his or her appointment until the next annual general meeting of shareholders, provided these terms are (a) approved by the compensation committee and the Board, (b) consistent with the compensation policy and (c) on similar or less favorable terms than those of the person’s predecessor. In addition, under certain circumstances, shareholder approval is not required with respect to the terms of employment of a candidate for CEO if the compensation committee determines that the engagement will be frustrated if the approval is pursued, provided that the terms are consistent with the compensation policy.

Under certain circumstances, if the terms of employment of the CEO are not approved by the shareholders, where such approval is required, the compensation committee and the Board may nonetheless approve such terms. In addition, non-material amendments of the terms of employment of officers who are not directors may be approved by the compensation committee only, and non-material amendments of the terms of employment of officers who are not directors may be approved by the CEO only, provided such amendments are consistent with the compensation policy.

Change in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our Company.

Employee Benefit Plans

2009 Israeli Share Option Plan

In July 2009, we adopted our 2009 Israeli Share Option Plan, or the 2009 Plan. The 2009 Plan provides for the grant of options to our and our subsidiaries’ directors, employees, officers, consultants and service providers.

The 2009 Plan is administered by our Board or a committee designated by our Board, which determines, subject to Israeli law, the grantees of options, the terms of the options, including exercise or purchase prices, vesting schedules, acceleration of vesting, the type of option and the other matters necessary or desirable for, or incidental to, the administration of the 2009 Plan. The 2009 Plan provides for the issuance of options under various tax regimes including, without limitation, pursuant to Sections 102 and 3(i) of the Israeli Income Tax Ordinance (New Version) 1961, or the Ordinance. Any options that expire or are canceled for any reason prior to their exercise or relinquishment in full may once again be granted.  If our outstanding shares are changed or exchanged at any time by declaration of a share dividend, share split, combination or exchange of shares, recapitalization or any similar event, then the number, class and kind of shares subject to the 2009 Plan, the options granted under the 2009 Plan and the applicable exercise prices will be proportionally adjusted.

Section 102 of the Ordinance allows employees, directors and officers, who are not controlling shareholders and who are Israeli residents, to receive favorable tax treatment for compensation in the form of shares or options. Section 102 of the Ordinance includes two alternatives for tax treatment involving the issuance of options or shares to a trustee for the benefit of the grantees and also includes an additional alternative for the issuance of options or shares directly to the grantee.

Section 102(b)(2) of the Ordinance, which provides the most favorable tax treatment for grantees, permits the issuance to a trustee under the “capital gains track.” In order to comply with the terms of the capital gains track, all options granted under a specific plan and subject to the provisions of Section 102 of the Ordinance, as well as the shares issued upon exercise of such options and other shares received following any realization of rights with respect to such options, such as share dividends and share splits, must be registered in the name of a trustee selected by the Board and held in trust for the benefit of the relevant employee, director or officer. Such tax benefits are granted subject to the trustee not releasing these options or shares to the relevant grantee before the second anniversary of the issuance and deposit of the options with the trustee. However, under this track, we are not allowed to deduct an expense with respect to the issuance of the options or shares.

The 2009 Plan provides that options granted to our employees, directors and officers who are not controlling shareholders and who are considered Israeli residents may qualify for special tax treatment under the “capital gains track” provisions of Section 102(b)(2) of the Ordinance. Our Israeli non-employee service providers and controlling shareholders may only be granted options under Section 3(i) of the Ordinance, which does not provide for similar tax benefits.

Options granted under the 2009 Plan are subject to vesting and vest over a four-year period commencing on the date of grant, such that 20% of the granted options are fully vested as of the date of grant and thereafter 5% of the granted options vest every three months. Options generally expire 10 years from their date of grant.  Under the 2009 Plan, in the event of termination of employment or services for reasons of disability or death, the grantee, or in the case of death, his or her legal successor, may exercise options that have vested prior to termination within a period of 12 months after the date of termination. If a grantee’s employment or service is terminated for cause, as defined in the 2009 Plan, all of the grantee’s vested and unvested options expire or forfeited on the date of termination. If a grantee’s employment or service is terminated without cause, the grantee may exercise his or her vested options within 90 days after the date of termination. Any expired or forfeited options prior to their exercise are returned to the option share pool and may be re-granted.

The 2009 Plan provides that in the event of a merger or consolidation of our Company, or a sale of all, or substantially all, of our assets, the unexercised options outstanding may be assumed, or substituted for an appropriate number of shares of each class of shares or other securities as were distributed to our shareholders in connection with such transaction and the exercise price will be appropriately adjusted.  If not so assumed or substituted, all unvested options and all vested but unexercised options will expire upon the closing of the transaction.  Our Board or its designated committee, as applicable, may provide in the option agreement that if the acquirer does not agree to assume or substitute the options, vesting of the options shall be accelerated so that any unvested option or any portion thereof will vest 10 days prior to the closing of the transaction.  In the event that the consideration received in such transaction is not solely in the form of ordinary shares of another company, the Board or the designated committee, as applicable, may, with the approval of the acquirer, provide that in lieu of the assumption or substitution of the options, the options will be substituted by another type of asset or property, including cash. If the Board does not authorize the acceleration of any unvested options, such options shall expire upon closing of such a transaction. If we are voluntarily liquidated or dissolved, option holders will have 10 days to exercise any then-vested options upon receiving notification from us of the liquidation or dissolution.

The Board may amend, alter, suspend or terminate the 2009 Plan at any time. However no amendment, alteration, suspension or termination may impair the rights of any option holder under the 2009 Plan unless agreed upon in writing by us and the affected option holder.

Since the adoption of the 2015 Plan (see below), the Company stopped granting options under the 2009 Plan.

2015 Israeli Share Incentive Plan

In May 2015, we adopted our 2015 Israeli Share Incentive Plan, or the 2015 Plan. The 2015 Plan provides for the grant of options and RSUs to our and our subsidiaries’ directors, employees, officers, consultants and service providers, among others. As of the adoption of the 2015 Plan, all new grants of options and RSUs are made pursuant to the 2015 Plan.

The 2015 Plan is administered by our Board or a committee designated by our Board, which determines, subject to Israeli or U.S. law (as applicable), the grantees of options or RSUs (collectively, “Awards”), the terms of the Awards including exercise prices (with regard to options), vesting schedules, acceleration of vesting, the type of Award and the other matters necessary or desirable for, or incidental to the administration of the 2015 Plan.  The 2015 Plan also authorizes our Board or a committee designated by our Board to allow ‘net’ or ‘cashless’ exercise of options. The 2015 Plan provides for the issuance of Awards under various tax regimes including, without limitation, pursuant to Sections 102 and 3(i) of the Ordinance.  Shares underlying any Awards that expire or are canceled for any reason may once again be granted under the 2015 Plan in a form of a new Award. If our outstanding shares are changed or exchanged at any time by declaration of a share dividend, share split, combination or exchange of shares, recapitalization or any similar event, then the number, class and kind of shares subject to the 2015 Plan, the Awards granted under the 2015 Plan and the applicable exercise prices will be proportionally adjusted.

The 2015 Plan provides that Awards granted to our employees, directors and officers who are not controlling shareholders and who are considered Israeli residents may qualify for special tax treatment under the “capital gains track” provisions of Section 102(b)(2) of the Ordinance. Our Israeli non-employee service providers and controlling shareholders (if any) may only be granted options under Section 3(i) of the Ordinance, which does not provide for similar tax benefits.

Awards granted under the 2015 Plan are subject to vesting schedules and option Awards generally expire 10 years from their date of grant. Under the 2015 Plan, in the event of termination of employment or services for reasons of disability or death, the grantee, or in the case of death, his or her legal successor, may exercise options that have vested prior to termination within a period of 12 months after the date of termination. If a grantee’s employment or service is terminated for cause, as defined in the 2015 Plan, all of the grantee’s vested and unvested Awards expire on the date of termination. If a grantee’s employment or service is terminated without cause, the grantee may exercise his or her vested Awards within 90 days after the date of termination.

The 2015 Plan provides that in the event of a merger or consolidation of our Company, or a sale of all, or substantially all, of our assets, the outstanding Awards may be assumed, or substituted for an appropriate number of Awards denominated in shares of each class of shares or other securities as were distributed to our shareholders in connection with such transaction and the exercise price, if any, will be appropriately adjusted. If not so assumed or substituted, all Awards, including RSUs, will expire upon the closing of the transaction. Our Board or its designated committee, as applicable, may provide in the Award agreement that if the acquirer does not agree to assume or substitute the options or RSUs, vesting of any or all of such options and RSUs shall be accelerated so that any unvested option or RSU, or any portion thereof, will vest 10 days prior to the closing of the transaction.  In the event that such consideration received in the transaction is not solely in the form of ordinary shares of another company, the Board or the designated committee, as applicable, may, with the approval of the acquirer, provide that in lieu of the assumption or substitution of the Awards, including RSUs, the Awards will be substituted by another type of asset or property, including cash. If we are voluntarily liquidated or dissolved, Award holders will have 10 days to exercise any then-vested Awards, including vested RSUs, upon receiving notification from us of the liquidation or dissolution.

The Board may amend, alter, suspend or terminate the 2015 Plan at any time. However no amendment, alteration, suspension or termination may impair the rights with respect to any outstanding Awards unless agreed upon in writing by us and the affected holder of such Awards.

In November 2016 and December 2017 the Board approved an increase of 900,000 and 2,000,000 ordinary shares, respectively, in the share reserve under the 2015 Plan. As of December 31, 2017, 2,076,088 shares remain available for grant under the 2015 Plan.

As of December 31, 2017, there were a total of 473,586 RSUs and 3,756,515 options outstanding under the 2009 and 2015 Plans, collectively. The weighted-average exercise price of outstanding options was $6.36. Out of Awards granted, 216,780 RSUs have vested and 310,850 options have been exercised.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our ordinary shares as of March 31 2018, for (i) each of our named executive officers, (ii) each of our directors; (iii) all of our directors and executive officers as a group; and (iv) each person, or group of affiliated persons, known by us to beneficially own more than 5% of our ordinary shares.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Ordinary shares issuable under options or warrants that are exercisable within 60 days after March 31, 2018 are deemed beneficially owned and such shares are used in computing the percentage ownership of the person holding the options or warrants, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares.

According to our transfer agent, as of March 31, 2018, there were 6 record holders of our ordinary shares, among whom only Cede & Co. is a U.S. holder who beneficially own in the aggregate 34,198,567 of our ordinary shares. None of our shareholders has different voting rights from other shareholders.

We are not owned or controlled, directly or indirectly, by another corporation or by any foreign government. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

Except as indicated in footnotes to this table, we believe that the shareholders named in this table have sole voting and investment power with respect to all shares shown to be beneficially owned by them, based on information provided to us by such shareholders. Unless otherwise noted below, each beneficial owner’s address is: c/o 2 Holzman St., Weizmann Science Park, Rehovot 7670402, Israel.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Shareholders (Other than Directors and Executive Officers):
Great Point Partners, LLC(1)	4,781,708	12.7%
Meir Eini(2)	2,824,455	7.5%
Dov Tamarkin(3)	2,561,146	6.8%
Baker Bros. Advisors (GP) LLC(4)	2,466,702	6.6%
Directors and Executive Officers:
David Domzalski(5)	242,692	*
Ilan Hadar(6)	231,784	*
Stanley Hirsch(7)	222,172	*
David Schuz(8)	123,410	*
Yohan Hazot(9)	113,933	*
Mitchell Shirvan(10)	91,698	*
Alvin Howard(11)	81,821	*
Rex Bright(12)	27,000	*
Darrell Rigel(13)	27,000	*
Stanley Stern(14)	27,000	*
Russell Elliott(15)	20,490	*
Aharon Schwartz(16)	16,000	*
Iain A. Stuart(17)	15,000	*
Anna Kazanchyan(18)	10,000	*
Dalia Megiddo(19)	8,000	*
Bonnie Pappacena	-	-
Mutya Harsch	-	-
All Directors and Executive Officers as a Group (17 Persons):	1,258,000	3.3%

___________________________________________________________
* Less than 1%

(1)
Based on information contained in Schedule 13G filed with the SEC on February 14, 2018, jointly by Great Point Partners LLC, a limited liability company organized under the laws of the State of Delaware (“Great Point”), Dr. Jeffery R. Jay, M.D., a U.S. citizen (“Dr. Jay”), and Mr. David Kroin, a U.S. citizen (“Mr. Kroin”, and collectively with Dr. Jay and Great Point, in this footnote, the “Reporting Persons”). Pursuant to that Schedule 13G (i) Biomedical Value Fund, L.P. (“BVF”) is the record owner of 1,317,181 ordinary shares (the “BVF Shares”). Great Point is the investment manager of BVF. Each of Dr. Jay, as senior managing member of Great Point, and Mr. Kroin, as special managing member of Great Point, has voting and investment power with respect to the BVF Shares, (ii) Biomedical Offshore Value Fund, Ltd. (“BOVF”) is the record owner of 1,883,662 ordinary shares (the “BOVF Shares”). Great Point is the investment manager of BOVF, and each of Dr. Jay, as senior managing member of Great Point, and Mr. Kroin, as special managing member of Great Point, has voting and investment power with respect to the BOVF Shares, (iii) GEF-SMA, LP (“GEF-SMA”) is the record owner of 1,404,687 ordinary shares (the “GEF-SMA Shares”). Great Point is the investment manager of GEF-SMA and each of Dr. Jay, as senior managing member of Great Point, and Mr. Kroin, as special managing member of Great Point, has voting and investment power with respect to the GEF-SMA Shares, and (iv) Class D Series of GEF-PS, L.P. (“GEF-PS”) is the record owner of 176,178 ordinary shares (the “GEF-PS Shares”). Great Point is the investment manager of GEF-PS and each of Dr. Jay, as senior managing member of Great Point, and Mr. Kroin, as special managing member of Great Point, has voting and investment power with respect to the GEF-PS Shares. Notwithstanding the above, Great Point, Dr. Jay and Mr. Kroin disclaim beneficial ownership of the BVF Shares, the BOVF Shares, the GEF-SMA Shares and the GEF-PS Shares, except to the extent of their respective pecuniary interests. The business address of each of the Reporting Persons is 165 Mason Street, 3rd Floor, Greenwich, CT 06830.

(2)
Meir Eini Holdings Ltd., an Israeli company controlled by Meir Eini, our co-founder, former Chief Innovation Officer and former observer to the Board. Consists of (i) 2,672,381 ordinary shares; (ii) 17,396 ordinary shares, held directly by Mr. Eini (iii) 20,860 ordinary shares issuable upon exercise of outstanding warrants at a price of $5.04 per share (iv) 48,000 ordinary shares, held directly by Mr. Eini, issuable upon exercise of outstanding options at a price of $5.88 per share; (v) 29,250 ordinary shares, held directly by Mr. Eini, issuable upon exercise of outstanding options at a price of $6.77 per share; (vi) 15,312 ordinary shares, held directly by Mr. Eini, issuable upon exercise of outstanding options at a price of $7.09 per share; (vii) 18,872 ordinary shares, held directly by Mr. Eini, issuable upon exercise of outstanding options at a price of $10.31 per share, and (viii) 2,384 ordinary shares issuable to Mr. Eini upon vesting of outstanding RSUs. The address of Meir Eini Holdings Ltd. is 2 Hashaked St., Ness-Ziona 7408711, Israel.

(3)
Tamarkin Medical Innovation Ltd., an Israeli company controlled by Dr. Dov Tamarkin, our co-founder, former Chief Executive Officer and former director. Consists of (i) 2,435,569 ordinary shares; (ii) 11,795 ordinary shares, held directly by Dr. Tamarkin (iii) 2,094 ordinary shares issuable upon exercise of outstanding warrants at a price of $5.04 per share (iv) 24,000 ordinary shares, held directly by Dr. Tamarkin, issuable upon exercise of outstanding options at a price of $5.88 per share; (v) 36,563 ordinary shares, held directly by Dr. Tamarkin, issuable upon exercise of outstanding options at a price of $6.77 per share; (vi) 50,000 ordinary shares, held directly by Dr. Tamarkin, issuable upon exercise of outstanding options at a price of $6.34 per share and (vii) 1,125 ordinary shares issuable to Dr. Tamarkin upon vesting of outstanding RSUs. The address of Tamarkin Medical Innovation Ltd. is 537 Har Hila St., Modiin-Maccabim-Reut 7179901, Israel.

(4)
Based on information presented by NASDAQ as of December 31, 2017 pursuant to a report filed by Baker Bros. Advisors LP, a limited partnership organized under the laws of the State of Delaware, with the SEC on Form 13F regarding information required of institutional investment managers under section 13(f) of the Exchange Act. The business address of Baker Bros. Advisors LP is 667 Madison Avenue, 21st Floor, New York, NY 10065.

(5)
Consists of (i) 26,833 ordinary shares; (ii) 14,063 ordinary shares issuable upon exercise of outstanding options at a price of $7.98 per share; (iii) 22,303 ordinary shares issuable upon exercise of outstanding options at a price of $10.22 per share; (iv) 30,000 ordinary shares issuable upon exercise of outstanding options at a price of $6.04 per share; (v) 148,006 ordinary shares issuable upon exercise of outstanding options at a price of $7.14 per share, and (vi) 1,487 ordinary shares issuable upon vesting of outstanding RSUs.

(6)
Consists of (i) 13,027 ordinary shares; (ii) 5,469 ordinary shares issuable upon exercise of outstanding options at a price of $1.92 per share; (iii) 21,712 ordinary shares issuable upon exercise of outstanding options at a price of $5.46 per share; (iv) 14,625 ordinary shares issuable upon exercise of outstanding options at a price of $6.77 per share; (v) 18,872 ordinary shares issuable upon exercise of outstanding options at a price of $10.31 per share; (vi) 30,000 ordinary shares issuable upon exercise of outstanding options at a price of $6.34 per share; (vii) 126,253 ordinary shares issuable upon exercise of outstanding options at a price of $7.13 per share, and (viii) 1,826 ordinary shares issuable upon vesting of outstanding RSUs.

(7)
Consists of (i) 6,448 ordinary shares; (ii) 6,224 ordinary shares issuable upon exercise of outstanding warrants at a price of $5.04 per share; (iii) 182,500 ordinary shares issuable to ZEAS Technology and Science Management Ltd., a company beneficially owned by Dr. Stanley Hirsch, upon exercise of outstanding options at a price of $0.62 per share, and (iv) 27,000 ordinary shares issuable upon exercise of outstanding options at a price of $5.88 per share.

(8)
Consists of (i) 9,491 ordinary shares; (ii) 65,750 ordinary shares issuable upon exercise of outstanding options at a price of $1.92 per share; (iii) 15,000 ordinary shares issuable upon exercise of outstanding options at a price of $6.34 per share; (iv) 14,625 ordinary shares issuable upon exercise of outstanding options at a price of $6.77 per share; (v) 6,998 ordinary shares issuable upon exercise of outstanding options at a price of $7.13 per share, (vi) 10,293 ordinary shares issuable upon exercise of outstanding options at a price of $10.31 per share, and (vii) 1,253 ordinary shares issuable upon vesting of outstanding RSUs.

(9)
Consists of (i) 11,321 ordinary shares (ii) 12,375 ordinary shares issuable upon exercise of outstanding options at a price of $1.92 per share; (iii) 30,000 ordinary shares issuable upon exercise of outstanding options at a price of $6.34 per share; (iv) 14,625 ordinary shares issuable upon exercise of outstanding options at a price of $6.77 per share; (v) 26,746 ordinary shares issuable upon exercise of outstanding options at a price of $7.13 per share, (vi) 17,156 ordinary shares issuable upon exercise of outstanding options at a price of $10.31 per share, and (vii) 1,710 ordinary shares issuable upon vesting of outstanding RSUs.

(10)
Consists of (i) 9,491 ordinary shares; (ii) 7,656 ordinary shares issuable upon exercise of outstanding options at a price of $1.92 per share; (iii) 21,712 ordinary shares issuable upon exercise of outstanding options at a price of $5.46 per share; (iv) 15,000 ordinary shares issuable upon exercise of outstanding options at a price of $6.34 per share; (v) 14,625 ordinary shares issuable upon exercise of outstanding options at a price of $6.77 per share; (vi) 11,668 ordinary shares issuable upon exercise of outstanding options at a price of $7.13 per share; (vii) 10,293 ordinary shares issuable upon exercise of outstanding options at a price of $10.31 per share, and (viii) 1,253 ordinary shares issuable upon vesting of outstanding RSUs.

(11)
Consists of (i) 19,754 ordinary shares; (ii) 15,000 ordinary shares issuable upon exercise of outstanding options at a price of $6.04 per share; (iii) 28,542 ordinary shares issuable upon exercise of outstanding options at a price of $7.14 per share; (iv) 9,375 ordinary shares issuable upon exercise of outstanding options at a price of $7.98 per share; (v) 8,578 ordinary shares issuable upon exercise of outstanding options at a price of $10.22 per share, and (vi) 571 ordinary shares issuable upon vesting of outstanding RSUs.

(12)	Consists of 27,000 ordinary shares issuable upon exercise of outstanding options at a price of $5.88 per share.

(13)	Consists of 27,000 ordinary shares issuable upon exercise of outstanding options at a price of $5.88 per share.

(14)	Consists of 27,000 ordinary shares issuable upon exercise of outstanding options at a price of $5.88 per share.

(15)
Consists of (i) 15,000 ordinary shares issuable upon exercise of outstanding options at a price of $6.46 per share; (ii) 5,147 ordinary shares issuable upon exercise of outstanding options at a price of $10.22 per share and (iii) 343 ordinary shares issuable upon vesting of outstanding RSUs.

(16)	Consists of 16,000 ordinary shares issuable upon exercise of outstanding options at a price of $11.87 per share.

(17)	Consists of 15,000 ordinary shares issuable upon exercise of outstanding options at a price of $8.54 per share.

(18)
Consists of (i) 8,000 ordinary shares issuable upon exercise of outstanding options at a price of $5.88 per share, and (ii) 2,000 ordinary shares issuable upon exercise of outstanding options at a price of $10.80 per share.

(19)	Consists of 8,000 ordinary shares issuable upon exercise of outstanding options at a price of $7.09 per share.

Section 16(a) Beneficial Ownership Reporting Compliance

We were a “foreign private issuer” until January 1, 2018. Therefore, our officers and directors, and persons who owned more than 10% of our shares, were exempt from filing reports of ownership and changes in ownership with the SEC under Section 16(a) of the Exchange Act during the year ended December 31, 2017, in accordance with Rule 3a12-3 under the Exchange Act. As of January 1, 2018, our officers, directors and greater than 10% shareholders are required by SEC regulations to file forms pursuant to Section 16(a).  In connection with this transition, we filed initial beneficial ownership forms on behalf of our executive officers and directors, and changes to beneficial ownership forms on Form 4 for certain executive officers whose restricted share units vested shortly after January 1, 2018. All of our executive officers’ and directors’ Form 3s were filed 9 days late, on January 11, 2018. Form 4s were filed late on January 24, 2018, for the following executive officers: Mr. David Domzalski, Mr. Mitchell Shirvan, Mr. Russell Elliott, Mr. Alvin Howard, Mr. Yohan Hazot, and Mr. David Schuz.  In addition, Mr. Meir Eini, who was an observer to our Board, filed a late Form 3 and late Form 4, each dated January 18, 2018; Mr. Chaim Chizic, who was another observer to our Board, did not file a Form 3 or Form 4. Such non-compliance may result in the imposition of monetary penalties by the SEC on such delinquent insiders, depending on the degree of untimeliness and severity and recurrence of their infractions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a summary of transactions since January 1, 2017 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than five percent of our share capital, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Transactions with Related Persons

On January 1, 2018, the Board appointed our CEO, David Domzalski, as a director, to fill the vacancy created by the resignation of Dr. Dov Tamarkin and subject to further approval by our shareholders in the upcoming Meeting. The main terms of employment of Mr. Domzalski, in his capacity as our CEO, are set out in “Executive Compensation—Employment Arrangements with Our Named Executive Officers”.

Review, Approval or Ratification of Transactions with Related Persons

Under the Israeli Companies Law, our Audit Committee is responsible for, inter alia, determining whether to approve certain related party transactions, including transactions in which an office holder has a personal interest and whether such transaction is extraordinary or material under the Israeli Companies Law. See the description above in the “Audit Committee—Roles, responsibilities and procedure” section under the “Structure and Practices of the Board of Directors” heading. We do not have a separate policy with respect to related party transactions.

Under the Israeli Companies Law, shareholder approval is required for, among other things: (a) transactions with directors concerning the terms of their service or indemnification, exemption and insurance for their service (or for any other position that they may hold at a company), for which approvals of the compensation committee, Board and shareholders are all required, (b) extraordinary transactions with controlling shareholders of publicly-held companies, which require the approval by the board of, unless the company’s articles of association provide for a different method of approval. Further, so long as an office holder has disclosed his or her personal interest in a transaction, the Board may approve an action by the office holder that would otherwise be deemed a breach of his or her fiduciary duty. However, a company may not approve a transaction or action that is not in the company’s interest or that is not performed by the office holder in good faith.

An extraordinary transaction in which an office holder has a personal interest requires approval first by a company’s audit committee and subsequently by the board.

The compensation of, or an undertaking to indemnify or insure, an office holder who is not a director, requires approval first by a company’s compensation committee, then by a company’s board of directors. If such compensation arrangement or an undertaking to indemnify or insure is inconsistent with a company’s stated compensation policy, or if the office holder is the chief executive officer (apart from a number of specific exceptions), then such arrangement is further subject to a special majority, as defined in “Proposal 6—Re-Approval Of The Company’s Compensation Policy—Special Approvals—Arrangements outside of the Compensation Policy”. Arrangements regarding the compensation, indemnification or insurance of a director require the approval of the compensation committee, board and shareholders by ordinary majority, in that order, and under certain circumstances, a special majority as aforesaid.

Generally, a person who has a personal interest in a matter which is considered at a meeting of the board or the audit committee may not be present at such a meeting or vote on that matter unless the chairman of the relevant committee or board (as applicable) determines that he or she should be present in order to present the transaction that is subject to approval. If a majority of the members of the audit committee or the board (as applicable) has a personal interest in the approval of a transaction, then all directors may participate in discussions of the audit committee or the board (as applicable) on such transaction and the voting on approval thereof, but shareholder approval is also required for such transaction.

In addition, under the Israeli Companies Law, a merger requires approval of the shareholders of each of the merging companies.

Independence of Directors

Please see “Structure and Practices of the Board—Independent Directors” for information about the director independence standards and the composition of the Board committees.

OTHER MATTERS

The Board of the Company knows of no other matters to be presented for shareholder action at the upcoming Meeting.  However, other matters may properly come before the Meeting or any adjournment or postponement thereof.  If any other matter or matters are properly brought before the Meeting, the persons named as proxy holders will use their discretion to vote on the matters in accordance with their best judgment as they deem advisable.

NO DISSENTERS’ RIGHTS

The corporate action described in this proxy statement will not afford shareholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

SHAREHOLDER PROPOSALS

From time to time shareholders may present proposals, including to nominate a candidate to serve on the Board of the Company, that may be proper subjects to add to the agenda for consideration at a general meeting of shareholders. Under Section 66(b) of the Companies Law and the regulations thereto, shareholders who meet the conditions set out in that section, specifically – holding, in the aggregate, at least 1% of the voting power in the Company – may submit a request to include an item to the agenda within 7 days following the Company’s notice of convening a shareholders’ general meeting at which directors are to be elected and certain other proposals are to be considered (or within 3 days of the Company’s notice in other instances), provided the requested item is appropriate for presentation at a general meeting and for consideration by the shareholders.

In addition to the eligibility requirements under the Companies Law, our articles of association specify additional procedural requirements for shareholder proposals. Under our articles of association, a proposal must be delivered, either in person or by certified mail, postage prepaid, and received at the Office, (i) in the case of a general meeting that is an annual meeting, no less than 60 days nor more than 120 days prior to the date of the first anniversary of the preceding year’s annual meeting,  provided, however , that, in the event that the date of the annual general meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual general meeting, notice by the Proposing Shareholder, in order to be timely, must be received no earlier than the close of business 120 days prior to such annual general meeting and no later than the close of business on the later of 90 days prior to such annual general meeting or the 10th day following the day on which public announcement of the date of such annual general meeting is first made, and (ii) in the case of a general meeting that is an extraordinary meeting, no earlier than 120 days prior to such extraordinary general meeting and no later than the close of business on the later of 60 days prior to such extraordinary general meeting or the 10th day following the day on which public announcement of the date of such general meeting is first made, subject to applicable law.

Under our articles of association, any shareholder entitled under applicable law to nominate a director for consideration at an annual general meeting of shareholders, as described above, may make such proposal only if a written notice of such shareholder’s intent to nominate a director shall have been given to the Chief Executive Officer within the periods set out in the prior paragraph. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the alternate nominees or nominees; (b) a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting (including the number of shares held of record by the shareholder) and intends to appear in person or by proxy at the meeting to nominate the alternate nominees or nominees; (c) a description of all arrangements or understandings between the shareholder and each alternate nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) the consent of each alternate nominee to serve as a director of the Company if so elected and (e) a declaration signed by each alternate nominee declaring that there is no limitation under the Companies Law for the appointment of such a nominee and that all of the information that is required under the Companies Law to be provided to the Company in connection with such an appointment has been provided. The Board may refuse to acknowledge the nomination of any person not made in compliance with these procedures.

In addition, shareholder proposals may be submitted for inclusion in a proxy statement under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Under Rule 14a-8 of the Exchange Act, to be eligible for inclusion in the Company’s proxy materials for the 2019 Annual General Meeting of shareholders, shareholder proposals must be received by the Company not later than November 2, 2018, which is 120 days prior to the 12-month anniversary of the date this proxy statement was first released to shareholders with respect to the 2018 Annual General Meeting. In addition, Rule 14a-8 proposals must otherwise comply with the requirements of the rule.

Additional requirements regarding shareholders’ submittal of proposals for inclusion in the Company’s proxy materials for an annual general meeting can be found in the Company’s articles of association, which is available as an exhibit to our Registration Statement on Form F-1 as filed under the Securities Act with the SEC on September 3, 2014. Proposals should be addressed to: Foamix Pharmaceuticals Ltd., 2 Holzman St., Weizmann Science Park, Rehovot 7670402, Israel.

ADDITIONAL INFORMATION

Householding of Proxies

Under rules adopted by the SEC, we are permitted to deliver a single set of proxy materials to any household at which two or more shareholders reside if we reasonably believe the shareholders are members of the same family. This process, called householding, allows us to reduce the number of copies of these materials we must print and mail. Even if householding is used, each shareholder will continue to be entitled to submit a separate proxy or voting instruction.

The Company is not householding this year for those shareholders who own their shares directly in their own name. If you share the same last name and address with another Company shareholder who also holds his or her shares directly, and you would each like to start householding for the Company’s annual reports and proxy statements, please contact us at Info@Foamix.com, or by calling us at +972-8-9316233.

This year, some brokers and nominees who hold Company shares on behalf of shareholders may be participating in the practice of householding proxy statements and annual reports for those shareholders. If your household receives a single set of proxy materials for this year, but you would like to receive your own copy, please contact us as stated above, and we will promptly send you a copy. If a broker or nominee holds Company shares on your behalf and you share the same last name and address with another shareholder for whom a broker or nominee holds Company shares, and together both of you would like to receive only a single set of the Company’s disclosure documents, please contact your broker or nominee as described in the voter instruction card or other information you received from your broker or nominee.

If you consent to householding, your election will remain in effect until you revoke it. Should you later revoke your consent, you will be sent separate copies of those documents that are mailed at least 30 days or more after receipt of your revocation.

Additional Filings

The Company’s reports on Forms 10-K, 8-K and formerly on Forms 20-F, 6-K and all amendments to those reports are available without charge through the Company’s website, www.foamix.com, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.  Our Code of Business Conduct and Code of Ethics, and our Committee Charters are also available at our website address mentioned above.  The content of our website, however, is not part of this proxy statement.

You may request a copy of our SEC filings, as well as the foregoing corporate documents, at no cost to you, by writing to the Company address appearing in this proxy statement or by calling us at +972-8-9316233.

Proxy Solicitation

We will bear the entire cost of this proxy solicitation. In addition to soliciting proxies, we expect that our directors, officers and regularly engaged employees may solicit proxies personally or by mail, facsimile, telephone, or other electronic means, for which solicitation they will not receive any additional compensation. We will reimburse brokerage firms, custodians, fiduciaries and other nominees for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request.

By Order of the Board of Directors:

/s/ Dr. Stanley Hirsch Chairman of the Board of Directors

April 11, 2018

Exhibit A

Termination Agreement

This Termination Agreement ("Agreement") is entered into as of July 1, 2017 (the "Effective Date") by and between Foamix Pharmaceuticals Ltd., a company organized under the laws of the State of Israel, whose principal place of business is located at 2 Chaim Holzman St., Rehovot, Israel, (the "Company") and Dr. Dov Tamarkin (“Executive”).

WHEREAS	The Executive has been an employee of the Company since its incorporation in 2003; and

WHEREAS
The Company and the Executive have executed an employment agreement on January 2, 2003 (the "Original Agreement"), which agreement was superseded by an employment agreement dated August 22, 2014 (the "Employment Agreement"); and

WHEREAS
The Executive and the Company have agreed to terminate the Executive's employment with the Company, in accordance with the terms of the Employment Agreement and with the provisions of the Company's compensation policy, as approved by the Company's shareholders on June 22, 2015 (the "Compensation Policy"); and

WHEREAS
The Executive and the Company wish to set forth herein all terms and conditions applicable to the termination of the Executive's employment in the Company, according to the Employment Agreement and the Compensation Policy.

NOW THEREFORE, in consideration of the mutual promises, covenants and other agreements contained herein, and intending to be legally bound, the parties hereto hereby declare and agree as follows:

1.	Termination of Employment

1.1.
The Executive's employment with the Company will terminate and the Employment Agreement shall stand terminated (except as specified in Section 1.2.3 below and except for Exhibit B of the Employment Agreement - Company’s Proprietary Information, Confidentiality and Non-Competition Agreement (the "PI&C Agreement"), which shall remain in effect indefinitely) as of the Effective Date.

1.2.	Following the Effective Date:

1.2.1.	The Executive shall neither be required to perform his duties as the Chief Executive Officer (CEO) of the Company, nor present itself and/or act as an executive officer of the Company.

1.2.2.
However, the Executive shall cooperate with the Company and use his best efforts to assist the transition of his office to the person or persons who will assume his responsibilities, as shall be coordinated from time to time between the Chairman of the Company's Board of Directors (the "Board")  and the Executive.

1.2.3.
Notwithstanding the provisions of Section 1.1 above (and in accordance with the provisions of the Employment Agreement and the Compensation Policy), the Executive shall be entitled to all payments and benefits due to him under the provisions of Sections 5 (Salary), 6 (Insurance and Social Benefits), and 7 (Additional Benefits) of the Employment Agreement for the six-month period commencing as of the Effective Date (the "Notice Period"). Such payments and benefits shall be paid to the Executive, unless agreed otherwise between the Executive and the Company, within 5 days from the Effective Date.

1.2.4.
The Company shall provide to the Executive any documentation which is customarily provided upon termination of employment (e.g. termination letter, release letters to the Executive's pension funds/managers' insurance schemes, etc.).

1.2.5.
Subject to all legally-required approvals (including, without limitation the approvals of the Compensation Committee, the Board and the shareholders' meeting, as applicable) the Company shall pay to the Executive a bonus for his performance in the year 2017, based on the guidelines and principles of the Compensation Policy and on the recommendations of the Compensation Committee and the Board.

1.2.6.
Commencing on the Effective Date, and as long as the Executive shall serve as a director or as an observer in the Board, the Executive shall be entitled to the Board participation, meeting fees and long term incentives payable by the Company to Non-Executive Directors.

2.	The Severance Period

2.1.
Within 10 days of the commencement of the twelve-month period commencing upon the lapse of the Notice Period (hereinafter: the "Severance Period"), the Company shall pay the Executive an amount equal to 12 (twelve) times the Salary (as such term is defined in the Employment Agreement). Executive may retain Company's cellphone, and PC, etc. during the Severance Period.

2.2.
For the avoidance of doubt, and without derogating from the provisions of Sections 1.3 and 2.2 above, it is hereby agreed that the Executive shall not be entitled to any other rights and/or benefits under the Employment Agreement during and/or in connection with the Severance Period.

3.	Consulting Services

3.1.
Throughout the Notice Period and the Severance Period the Executive shall act as the Company's Chief Scientific Advisor and shall provide to the Board (and/or to a sub-committee of the Board as may be resolved by the Board from time to time) scientific advisory services, as shall be requested by the Company Board from time to time (the "Services"). Such Services may include, among other things, consulting with regard to research and development, collaboration with third parties, partnering with academic institutes etc.  The scope, duration and timing of the Services shall be coordinated between the Board and the Executive (it being acknowledged that the Executive is not expected to provide the Services on a full-time and/or daily basis).

3.2.
In order to facilitate the provision of the Services, the Company shall provide the Executive, throughout the Notice Period and the Severance Period, an office and secretarial services (on an as-needed basis and as shall be coordinated between the Company's CEO and/or Israel country head and the Executive), and shall set a budget, including travel, insurance, registration and participation fees and other reasonable expense, with regard to the Executive's participation in up to 6 (six) conferences per annum, as shall be approved by the Chairman of the Board from time to time. The Chairman of the Board may also approve the retention of consultants and/or other service providers who shall assist the Executive in the performance of the Services.

3.3.	The Executive shall provide the Services as an independent contractor and shall neither be deemed, nor present himself, as an employee, executive officer and/or agent of the Company.

3.4.
The Executive shall refer to the Chairman of the Board and/or to the CEO of the Company any business and/or development opportunity related to the Company's business (as currently conducted and as shall be conducted throughout the Notice Period and the Severance Period) and/or any query and/or contact made by any actual or potential shareholder of the Company and/or by analysts, investments bankers, etc., which shall come to his knowledge.

3.5.	The Executive shall not be entitled to any additional compensation in connection with the provision of the Services.

3.6.
The Board may review the provision of the Services from time to time, and may, upon discussion with the Executive and in view of issues such as conflicts of interest, performance, etc. limit and/or adjust the scope of the Services, as required.

4.	Equity-Based Compensation

4.1
Any and all equity-based compensation (i.e. options to purchase the Company's ordinary shares of NIS 0.16 par value each and Restricted Share Units granted under the Company's 2015 Israeli Share Incentive Plan and the Company's 2009 Israeli Share Option Plan) previously granted to the Executive shall continue to vest (according to the respective terms of each grant) during the Notice Period and afterwards, as long as the Executive provides the Services to the Company.

4.2	Subject to the approval of the shareholders' meeting, and in furtherance of the Board decision of February 21, 2017, the Company shall:

4.2.1	Award the Executive 137,428 options under the Company’s 2015 Israeli Share Incentive Plan; and

4.2.2	Award the Executive 45,750 Restricted Share Units under the Company’s 2015 Israeli Share Incentive Plan

The options granted to the Executive as aforesaid will be granted at an exercise price equal to the average market price of the Company's ordinary shares of NIS 0.16 par value each during the 30 trading days prior to the grant date and shall vest over 4 years in equal parts, so that 25% of the options shall vest upon the first anniversary of the grant date and thereafter 6.25% shall vest every three months (all provided that the Executive still provides the Services to the Company at such time).

The Restricted Share Units will also vest over 4 years in equal parts, so that 25% of the Restricted Share Units shall vest upon the first anniversary of the grant date and thereafter 6.25% shall vest every three months (all provided that the Executive still provides the Services to the Company at such time).

5.	Freedom of Occupation

Commencing as of the Effective Date and until the lapse of the Severance Period, Executive may, subject to the provisions of the PI&C Agreement and to his undertakings under Sections 1.2.2 and 1.3.1 above, engage in any occupation and/or any business and/or other activity as he shall see fit, provided however that he shall not put himself in any position that may in any way raise a conflict of interest between Executive or any member of Executive's family and the Company.

6.	Waiver and Release

Subject to the full and timely performance of all of the Company's undertakings under Sections 1.2.3, 2.1, 1.3.3 and 4 above, Executive hereby irrevocably waives any and all rights, claims and/or remedies that he has or may have against the Company and/or its directors, officers and/or employees.

7.	Miscellaneous

7.1.	The preamble to this Agreement constitutes an integral part hereof. Headings are included for reference purposes only and are not to be used in interpreting this Agreement.

7.2.
The laws of the State of Israel shall apply to this Agreement and the sole and exclusive jurisdiction in any matter arising out of or in connection with this Agreement shall be the Tel-Aviv Regional Labor Court.

7.3.
The provisions of this Agreement are in lieu of the provisions of any collective bargaining agreement, and therefore, no collective bargaining agreement shall apply with respect to the relationships between the parties hereto (subject to applicable mandatory provisions of law).

7.4.
The Company shall withhold, or charge Executive with all taxes and other compulsory payments as required under all applicable laws with respect to all payments, benefits and other compensation payable to Executive in connection with this Agreement.

7.5.	The Company shall be entitled to offset from any payments to which Executive shall be entitled hereunder, any amounts which the Company shall be entitled to receive from Executive at such time.

7.6.
No failure, delay of forbearance of either party in exercising any power or right hereunder shall in any way restrict or diminish such party's rights and powers under this Agreement, or operate as a waiver of any breach or nonperformance by either party of any terms of conditions hereof.

7.7.
In the event it shall be determined under any applicable law that a certain provision set forth in this Agreement is invalid or unenforceable, such determination shall not affect the remaining provisions of this Agreement unless the business purpose of this Agreement is substantially frustrated thereby.

7.8.
This Agreement constitutes the entire understanding and agreement between the parties hereto, supersedes any and all prior discussions, agreements (including without limitation, the Original Agreement and the Employment Agreement) and correspondence with regard to all subject matters hereof, and may not be amended, modified or supplemented in any respect, except by a subsequent writing executed by both parties hereto.

7.9.	This Agreement does not affect Executive's rights and obligations as a shareholder and/or director of the Company.

7.10.
Executive acknowledges and confirms that, subject to any applicable disclosure duties (whether under any applicable law and/or NASDAQ rules and/or otherwise) all terms of this Agreement are personal and confidential, and undertakes to keep such terms in confidence and refrain from disclosing such terms to any third party.

[The Remainder of the Page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

The Company: Foamix Pharmaceuticals Ltd. ___________________________________ By: _____________________	The Executive: Dov Tamarkin ___________________________________ Signature

Exhibit B

Amendment to Termination Agreement

Dated March 25, 2018

Reference is made to the Termination Agreement (“Agreement”) dated as of July 1, 2017 by and between Foamix Pharmaceuticals Ltd., a company organized under the laws of the State of Israel, whose principal place of business is located at 2 Chaim Holzman St., Rehovot, Israel, (the “Company”) and Dr. Dov Tamarkin (“Executive”).

The Company and the Executive shall collectively be referred to herein as the “Parties,” and each – a “Party”).

WHEREAS,	the Company and Executive have executed the Agreement; and

WHEREAS,
Section 4.2 of the Termination Agreement grants Executive certain equity incentives that are intended to compensate Dr. Tamarkin in respect of his 2016 service to the Company (the “2016 Equity Incentives”), which incentives will vest for so long as Dr. Tamarkin shall continue to provide services to the Company as chief scientific officer; and

WHEREAS,
on January 1, 2018, the Board of Directors of the Company (the “Board”) determined that the Company no longer needs the services of Executive as chief scientific officer and waived the requirement to have Executive perform this role; and

WHEREAS,	upon further consideration, the Board and the Compensation Committee of the Company determined that it would be appropriate to convert the 2016 Equity Incentives into a one-time cash grant; and

WHEREAS,	the Parties wish to amend the Agreement to reflect these understandings.

NOW THEREFORE, in consideration of the mutual promises, covenants and other agreements contained herein, and intending to be legally bound, the parties hereto hereby declare and agree as follows:

1.	Section 4.2 of the Agreement shall be deleted and replaced in its entirety with the following:

“Subject to the approval of the shareholders, the Company shall grant Executive a one-time cash grant equivalent to Executive’s six (6) months of continued base salary, benefits and perquisites as per the provisions of the Employment Agreement.”

2.	Except as expressly provided herein, the Agreement shall remain unchanged, in full force and effect.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

FOAMIX PHARMACEUTICALS LTD. ___________________________________ By:	DR. DOV TAMARKIN ___________________________________ Signature:

B - 2

Exhibit C

Compensation Policy

Foamix Pharmaceuticals Ltd. and subsidiaries

("Foamix" or the "Company")

Compensation Policy for Officers and Directors

2 Holzman Street, Weizmann-Science Park, Rehovot 76704, Israel
Tel: +972-8-9316233; Fax: +972-8-9474356; e-mail: Info@Foamix.co.il; www.Foamix.co.il

1.	Background

Amendment No. 20 to the Israeli Companies Law, 1999 (the "Israeli Companies Law") was enacted on December 12th, 2012.  This amendment mandates the adoption of a compensation policy for officers ("Nosei Misra" – as such term is defined in the Israeli Companies Law: i.e. a general manager, a Chief Executive Officer, a deputy Chief Executive Officer, any person holding such position in the company, irrespective of his or her title, and also any member of the board of directors, or any manager who reports directly to the Chief Executive Officer)   in publicly-traded companies, and defines a special procedure for authorizing employment terms for office holders.

The purpose of this compensation policy the "Compensation Policy" or the "Policy") is to describe Foamix's overall compensation strategy for Officers and Directors (as such terms are defined hereinbelow) and to provide guidelines for setting compensation of its Officers and Directors.

The Compensation Policy is a multi-year policy which shall be in effect for a period of three years from the date of its approval.

The Company has constituted and established a Compensation Committee (the “Compensation Committee”) with the authority, responsibility and specific duties described in a Compensation Committee Charter that was approved by the Company’s Board of Directors (the “Board”). Pursuant to the Compensation Committee Charter, the Compensation Committee shall be composed of at least three directors, all of whom shall be “independent” as such term is defined in accordance with the U.S. securities laws and The Nasdaq Stock Market, the U.S. public exchange on which the Company’s shares are listed.

The Compensation Committee and the Board shall review this Compensation Policy from time to time, as required by the Israeli Companies Law. This Compensation Policy shall be brought for reconsideration as required (currently, every three years) by the Israeli Companies Law.

For purposes of this Policy:

"Officers" shall mean:  The Chief Executive Officer, Country Manager and Chief Financial Officer, any person holding such position in the company, irrespective of his or her title, and also any manager who reports directly to the Chief Executive Officer of the Company.

"Chairman" shall mean the chairman of the Board.

"Director" shall mean any member of the Board.

2 Holzman Street, Weizmann-Science Park, Rehovot 76704, Israel
Tel: +972-8-9316233; Fax: +972-8-9474356; e-mail: Info@Foamix.co.il; www.Foamix.co.il

This Policy is not intended to affect current agreements nor affect obligating customs (if applicable) between the Company and its Officers or Directors as such may exist prior to the approval of this Compensation Policy.

Nothing in this Compensation Policy shall obligate the Company to grant any particular type or amount of compensation to any Officer or Director, unless expressly stated otherwise, nor shall it derogate from approval procedures mandated by the Israeli Companies Law.

Any amendment to this Compensation Policy shall require the approvals as set forth in the Israeli Companies Law.

2.	Compensation Objectives

Strong and effective leadership is fundamental to Foamix’s continued growth and success in the future. This requires the ability to attract, retain, reward and motivate highly-skilled Officers and Directors in competitive labor markets.

The Compensation Policy is intended to align the Company's objectives and work plans with appropriate goals and objectives of Officers and Directors, and ensure that the overall financial and strategic objectives of the company and its shareholders are met.

In support of this goal, compensation practices for Foamix's Officers and Directors are designed to meet the following objectives:

•	Improve business results and strategy implementation, and support the Company’s work-plans, from a long-term perspective.

•	Create a clear line-of-sight between Officers’ and Directors' compensation and both Company and individual performance.

•	Align Officers’ and Directors' interests with those of the Company and its shareholders and incentivize Officers and Directors to create long-term economic value for the Company.

•	Create fair and reasonable incentives, considering the Company's size, characteristics, and business activity, in relation to the positions held by the Officers.

•	Create an appropriate compensation plan for Officers and Directors taking into account, inter alia, the Company’s risk management policy.

•	Create the right balance between fixed and variable pay components and balance rewards for both short-term and long-term results to ensure sustained business performance over time.

•	Utilize market benchmark compensation tools to ensure our Officers and Directors are compensated fairly and best practices are implemented.

2 Holzman Street, Weizmann-Science Park, Rehovot 76704, Israel
Tel: +972-8-9316233; Fax: +972-8-9474356; e-mail: Info@Foamix.co.il; www.Foamix.co.il

3.	Compensation Policy

3.1.	Officers’ Compensation Package Components

Officers’ compensation packages will generally be composed of the following elements:

a.	Base Salary – a fixed monetary compensation paid on a monthly basis.

b.	Benefits and Perquisites – programs designed to supplement cash compensation, based on local market practice for comparable positions.

c.
Cash Bonus (Short-to-Medium Term Incentive) – variable monetary bonus paid annually or at the end of such longer periods for which targets may have been set as part of a multi-year plan, designed to reward Officers based on both the Company’s and individually defined results.

d.
Equity-based Compensation (Medium-to-Long Term Incentive) – variable equity-based compensation designed to retain Officers, align Officers’ and shareholders’ interests and incentivize achievement of medium range and long-term goals.

e.	Termination Payments - retirement and termination of service arrangements.

The “mix” of the elements that will be provided to each Officer will be structured in order to support the Company’s philosophy of compensating Officers for Company and individual performance and aligning their interests with shareholders' interests, while recognizing that the mix may vary from period to period and from Officer to Officer. Further details about the compensation structure of the Company's Officers may be found in Sections 3.4 & 3.5 below.

3.2.	Base Salary

Base salary is a fixed compensation element which provides compensation to an Officer for performance of his or her standard duties and responsibilities and reflects the Officer's role, skills, qualifications, experience and market value (the “Base Salary”).

2 Holzman Street, Weizmann-Science Park, Rehovot 76704, Israel
Tel: +972-8-9316233; Fax: +972-8-9474356; e-mail: Info@Foamix.co.il; www.Foamix.co.il

The Base Salary for newly hired Officers will be set based on the following considerations:

•	Role and business responsibilities.

•	Professional experience, education, expertise and qualifications.

•	The Company’s financial state and cash position.

•
Internal equity: (a) Base Salary and the total compensation package of comparable Foamix Officers; (b) The relationship between the Officer’s compensation package and the salaries of the Company’s other employees and specifically the median and average salaries and the effect of such relationship on work relations in the Company.

•	External equity - market value (based on a comparative salary survey1).

•
The size of the Company and the nature of its operations. The Company is currently in the development stage and is expected to expand significantly if and when it moves into the commercialization, production and marketing of its product candidates. Accordingly, in connection with the determination of the Base Salary of each Officer and its ongoing reassessment, appropriate attention should be given to the particular circumstances and challenges which such Officer faces, given the dynamic and fluctuating environment in which he or she operates.

•
Any requirements or restrictions prescribed by the Israeli Companies Law, U.S. securities laws, NASDAQ rules, any other applicable law from time to time, and (with regard to U.S. Officers) evolving best practices among shareholder advisory and institutional investor groups.

When deciding on increasing an Officer’s Base Salary, the following considerations, in addition to the abovementioned, shall be applied: changes to the Officer’s scope of responsibilities and business challenges, the need to retain the Officer, inflation since the last Base Salary update and updated market rate (based on a comparative salary survey).

Adjustments to Base Salary may be periodically reviewed, considered and approved by the Compensation Committee and the Board.

In the event that the services of the Officer are provided via a personal management company and not by the Officer directly as an employee of Foamix, the fees paid to such personal management company (or unincorporated legal person) shall reflect, to the extent determined by Foamix in the applicable service agreement, the base salary and the benefits and perquisites (plus applicable taxes such as Value Added Tax), in accordance with the guidelines of the Compensation Policy.

1The survey is based on sample of companies in similar businesses and fields (e.g. high-tech and biotech), of similar size (e.g., in terms of market value, total balance, shareholder equity and number of employees) and stage of development, as well as with those of companies in relevant locations and/or which compete with the Company for similar talents. The survey will be conducted, from time to time, by a recognized compensation consultant firm, chosen by the Compensation Committee.

2 Holzman Street, Weizmann-Science Park, Rehovot 76704, Israel
Tel: +972-8-9316233; Fax: +972-8-9474356; e-mail: Info@Foamix.co.il; www.Foamix.co.il

3.3.	Benefits and perquisites

The following benefits and perquisites may be granted to the Officers in order, among other things, to comply with legal requirements (compensation packages may vary – based on the residence of the Company's Officers – US or Israel):

US Officers

•	Health and dental insurance

•	401-K savings

•	Disability insurance

•	Life insurance

    Israeli Officers

•	Disability insurance – the Company may purchase disability insurance, as allowed by applicable law.

•	Health insurance – the Company may purchase health insurance, as allowed by applicable law.

•	Provident fund/Managers' Insurance – as per each Officer's election – as per the requirements of the Israeli law (including disability insurance)

•	Convalescence pay - Officers are entitled to convalescence pay according to applicable law.

All Officers

•	Vacation – Officers are entitled to annual vacation days pursuant to their employment agreement, up to a cap of 30 days per annum.

•	Sick Days – Officers will be entitled to paid sick days in accordance with law. However, the Company may cover sick days from the first day.

2 Holzman Street, Weizmann-Science Park, Rehovot 76704, Israel
Tel: +972-8-9316233; Fax: +972-8-9474356; e-mail: Info@Foamix.co.il; www.Foamix.co.il

Foamix may offer additional benefits and perquisites to the Officers, which will be comparable to customary market practices, such as, but not limited to: company car benefits (including coverage or related tax expenses); company cellular phone (including coverage or related tax expenses); complementary health insurance; meals; etc.; provided however, that such additional benefits and perquisites shall be determined in accordance with Foamix's policies and procedures.

3.4.	Cash Bonus

Foamix’ short-to-medium term incentive scheme will be based on a variable monetary bonus paid either upon the achievement of pre-designated milestones (set either annually or for a longer, multi-year period) designed to reward Officers based on the Company and his/her individually-defined results (the “Target Bonus”).

During the fourth calendar quarter of each calendar year, the Compensation Committee and the Board will determine the following for each Officer as well as the formula for calculating the Target Bonus payment upon the achievement of such pre-designated milestones, for the following year or the relevant target period:

Target Bonus and maximum bonus: The Target Bonus is the amount an Officer will be entitled to receive upon achievement of such pre-designated milestones. In addition to the Target Bonus, the Compensation Committee and the Board may elect to pay the CEO, the CFO or any other Officer a bonus above the Target Bonus in recognition for his or her special contribution to key transactions by the Company including but not limited to: M&A, public financing, achievement of major corporate goals in R&D, etc.; provided that in no event shall the total amount of the bonus exceed the maximum bonus percentage as specified below.

Title	Target Bonus (out of the Base Salary)	Maximum bonus (out of the Base Salary)
CEO	60%	120%
Country Manager and CFO ("CFO")	50%	100%
Senior Vice President, Executive Vice President, and other chief officers	45%	67.5%
Vice Presidents	40%	50%

2 Holzman Street, Weizmann-Science Park, Rehovot 76704, Israel
Tel: +972-8-9316233; Fax: +972-8-9474356; e-mail: Info@Foamix.co.il; www.Foamix.co.il

Objectives: The Company objectives and individual objectives will be determined based on pre-defined measurable and quantified considerations.

These objectives may include (but are not limited to) any one or more of the following criteria:

-	Innovation objectives such as: introducing new products, entering clinical trials and developing future pipeline products.

-	Operating plan targets such as: manage corporate operations to the approved annual budget and meet human resources objectives.

-	Financials objectives such as: Revenue, EBITDA, Cash balance, Net profit, market cap, share price.

-
Business development objectives such as: new corporate partnerships, project and product acquisitions, licensing agreements, achievement of milestones with partners / licensees, receipt of funds from partners / licensees.

-	Funding objectives such as: private fund raising, public fund raising, receipt of research / development grants, achievement of certain target valuations.

-	Regulatory objectives such as: receipt of clinical study approvals, receipt of product marketing approvals, approval of reimbursement schemes.

-	Marketing objectives such as: set up of a sales force, achieving certain sales targets.

-	Intellectual property objectives such as: submission / grant of new patents.

Both Company objectives and individual objectives may combine quantitative and qualitative goals, provided that, there is a clear and measurable index for each goal.

2 Holzman Street, Weizmann-Science Park, Rehovot 76704, Israel
Tel: +972-8-9316233; Fax: +972-8-9474356; e-mail: Info@Foamix.co.il; www.Foamix.co.il

The Compensation Committee may set targets for a period of more than one year, in which case the Officer will be entitled to the Target Bonus (per each year included in such multi-year period) only upon achieving such targets at the end of such period.

The Compensation Committee may, on an annual basis, delegate to the CEO the power to set the Target Bonus objectives for some or all the Officers.

Discretionary Component: The Target Bonus for the CEO and CFO may include a discretionary component of up to 20% of the Officer’s annual cash Target Bonus, based on the evaluation of the CEO and CFO by the Compensation Committee and the Board.

Thresholds: The Compensation Committee and the Board may, with respect to any period or Officer, determine one or more thresholds for the payment of the annual cash Target Bonus or any components thereof, in such manner that if the threshold is not achieved, the annual Target Bonus or the particular component thereof, with respect to which the threshold was not achieved, will not be paid.

The Company may determine that with respect to any specific year, all or any particular Officer or Officers shall not be entitled to a Target Bonus.

Compensation Recovery: Bonuses to Officers shall be subject to claw-back provisions that allow for the recovery of any bonus payment(s) made to an Officer if such bonus payment was based on incorrect financial statements which were later corrected (i.e. a restatement). The claw-back limit will be applied only in respect of restatements made up to three years from the applicable bonus payment, and will not exceed, for any Officer, the amount of the bonus payment received by such Officer. Notwithstanding the aforesaid, the compensation recovery will not be triggered in the event of a financial restatement required due to changes in the applicable financial reporting standards. The Officer shall repay to the Company the balance between the original bonus and any bonus due to the Officer based on the restated financial statements, pursuant to terms that shall be determined by the Compensation Committee and the Board.

Reduction of Bonus: The Compensation Committee and the Board, according to its professional experience and the circumstances, may reduce the Target Bonus, in its sole discretion.

2 Holzman Street, Weizmann-Science Park, Rehovot 76704, Israel
Tel: +972-8-9316233; Fax: +972-8-9474356; e-mail: Info@Foamix.co.il; www.Foamix.co.il

3.5.	Equity-based compensation

Foamix’s medium-to-long term incentive includes variable, equity-based compensation that is designed to retain Officers, align Officers and shareholders' interests and incentivize the achievement of medium-to-long term goals.

The Company shall be entitled to grant to Officers stock options, Restricted Stock, Restricted Stock Units or any other equity-based compensation (collectively, “Equity-Based Awards”).

General guidelines for the grant of Equity-Based Awards:

•
The Equity-Based Award shall be granted from time to time and be individually determined and awarded according to the performance, skills, qualifications, experience, role and the personal responsibilities of the Officer.

•
Vesting schedule - the Equity-Based Award will vest and, if applicable, become exercisable annually over a period of between 3 to 4 years, in equal parts. The Board may accelerate the vesting schedule for any Equity-Based Award in the event of a change of control in the Company.

•
Exercise price – if applicable, the exercise price shall be determined in accordance with the local tax rules in each territory where the employee is employed (e.g. In Israel -  the average closing price of the share on the thirty (30) calendar days before the grant date; in the USA – the average closing price of the share on the thirty (30) business days before the grant date).

•	Expiry date - this period shall not exceed ten (10) years from the date of the issuance.

•
Cap on the annual value of the Equity-Based Award - the number of Equity-Based Awards granted to each Officer, as at the grant date, shall not exceed 0.5% of the Company's issued and outstanding share capital (on a fully-diluted basis).

The Compensation Committee and Board may grant special equity-based incentive awards to the Company’s Officers in special cases including but not limited to key transactions and events in the company’s lifecycle such as M&A, public financing, achievement of major corporate goals in R&D, etc. subject to the approval of the Company’s shareholders where required. Any other terms of the equity-based compensation will be determined by the Compensation Committee and the Board, in accordance with the Company's equity compensation policies and programs in place from time to time, subject to applicable law.

2 Holzman Street, Weizmann-Science Park, Rehovot 76704, Israel
Tel: +972-8-9316233; Fax: +972-8-9474356; e-mail: Info@Foamix.co.il; www.Foamix.co.il

3.6.	Termination of service arrangements; Severance

Except in the case of termination for cause, as such term is commonly used, upon termination, Officers shall be entitled to receive continued pay and benefits equal to at least three (3) months’ severance plus one (1) month for every year that the Officer has been employed by the Company; provided that except in the case of a change of control as set forth below, the maximum amount of severance payable to an Officer other than the CEO shall be an aggregate of twelve (12) months (eighteen (18) months for the CEO).

In the event of a change of control, subject to applicable law, the Compensation Committee and the Board may provide severance pay and benefits up to a maximum amount equal to (i) twelve (12) months for any Officer other than the CFO and CEO (ii) eighteen (18) months for the CFO and (iii) twenty-four (24) months for the CEO.

3.7.	Inter-Company Compensation Ratio

In determining the compensation terms of each Officer and of the Officers as a group, the Compensation Committee and the Board will examine, among other things, the ratio between overall compensation of Officers and the average and median compensation of other employees in Foamix, as well as the possible ramifications of such ratio on the work environment in Foamix.

The possible ramifications of the ratio on the work environment will continue to be examined from time to time.

The following table indicates the ratio between total cash compensation of Officers and the average and median compensation of other employees as of December 31, 2017:

	Inter-Company Compensation Ratio
	USA		Israel
Position	Average	Median	Average	Median
CEO / CFO	6.5	6.51	10.33	11.80
VPs	3.7	3.66	5.58	6.37

2 Holzman Street, Weizmann-Science Park, Rehovot 76704, Israel
Tel: +972-8-9316233; Fax: +972-8-9474356; e-mail: Info@Foamix.co.il; www.Foamix.co.il

These ratios may fluctuate, and the Company is not committed to maintaining or reducing them, but the Compensation Committee will continue monitoring them annually as an additional parameter assisting it in the evaluation of Officers’ overall and individual compensation.

3.8.	Non-Employee Directors’ Compensation

Directors’ compensation packages will generally be composed of a balanced mix of cash and equity to allow Directors to align their interests with those of the Company and its shareholders while discouraging high-risk strategies that drive short-term performance.

Directors’ compensation packages shall consist of: (a) an annual cash retainer representing a fixed monetary amount paid on a monthly basis, and (b) variable equity-based compensation designed to retain Directors and align Directors’ and shareholders’ interests and incentivize achievement of medium range and long-term goals. Director compensation shall be subject to shareholder approval to the extent required by law.

Annual cash remuneration. When considering the amount of the cash remuneration for director compensation, the Compensation Committee and the Board may review benchmarking data with respect to compensation as provided by independent compensation consultants, and the compensation of a peer group defined by the Company from time to time. The Committee and the Board may also consider directors’ existing compensation arrangements, as well as changes in the scope of their duties or responsibilities.

Equity-based compensation. Grants of equity-based compensation shall vest and, if applicable, become exercisable during the twelve-month period following the grant thereof, in quarterly equal parts. The equity awarded shall have a fair market value (determined according to acceptable valuation practices) at the time of grant not to exceed, with respect to each Director:

(i)  Chairman $150,000 per year

(ii)  Director - $75,000 per year,

subject to applicable law and regulations. The number of Equity-Based Awards granted to each Director during each 12-month period shall not exceed 0.5% of the Company's issued and outstanding share capital on a fully-diluted basis.

2 Holzman Street, Weizmann-Science Park, Rehovot 76704, Israel
Tel: +972-8-9316233; Fax: +972-8-9474356; e-mail: Info@Foamix.co.il; www.Foamix.co.il

The Company shall also bear the Directors' travel-related expenses (including flights, accommodation, etc.) incurred in the performance of their duties, based on the Company's general policy.

Director compensation shall be reviewed by the Compensation Committee and the Board on an annual basis to ensure that it aligns with the “Compensation Objectives” described in Section 2 of this Policy and conforms to local and industry best practices.

3.9                 Insurance, Indemnification and Release

The Company will release all current and future Directors and Officers from liability for actions taken in the performance of or related to the Director’s or Officer’s duties and provide each of them with indemnification to the fullest extent permitted by law and its Articles of Association.

In addition, subject to any applicable laws, until otherwise determined, the Company will purchase and periodically renew, at the Company’s expense, insurance coverage in respect of the liability of its current and future Directors and Officers to the amount reasonably determined by the Board (US$ 25 million as of February, 2018) and will include coverage with respect to any public offering of shares or other securities of the Company.

In addition, such insurance coverage may include “run-off” provisions covering the Directors’ and Officers’ liability following termination of service or employment.

The Company shall award, and shall continue to award, indemnification undertakings to Directors and Officers, subject to the approvals required in accordance with the provisions of the Israeli Companies Law.

2 Holzman Street, Weizmann-Science Park, Rehovot 76704, Israel
Tel: +972-8-9316233; Fax: +972-8-9474356; e-mail: Info@Foamix.co.il; www.Foamix.co.il

FOAMIX PHARMACEUTICALS LTD.
ANNUAL GENERAL MEETING OF SHAREHOLDERS
MAY 8, 2018

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS ON THE AGENDA OF THE MEETING. PLEASE BE CERTAIN TO COMPLETE ITEMS 1-6 BELOW AS WELL.	Please mark your votes like this	☒

				For	Against	Abstain
1.
Appoint Kesselman & Kesselman (a member firm of PricewaterhouseCoopers International Limited, or PwC) an independent registered public accounting firm, as the Company’s independent public accountants for the fiscal year ending December 31, 2018, and authorize the Board (or the Audit Committee, if such authority is delegated to it by the Board) to fix the remuneration of such independent public accountants in accordance with the volume and nature of their services;
				☐	☐	☐

				For	Against	Abstain
2.	Ratify the election of Mr. David Domzalski as a director of the Company;			☐	☐	☐

				For	Against	Abstain
3.	Approve the annual equity incentive awards to the Company’s non-executive directors, as set out under Proposal 3 in the Company’s proxy statement;			☐	☐	☐

				For	Against	Abstain
4(a)	Approve the equity incentive grants to Mr. Domzalski for 2017, as set out under Proposal 4(a) in the Company’s proxy statement;			☐	☐	☐

Are you a controlling shareholder or do you have a personal interest in the approval of Proposal 4(a)? (Note: if you do not respond, your vote will be counted as a shareholder who has a personal interest, as defined in the proxy statement).
		Yes ☐	No ☐

				For	Against	Abstain
4(b)	Approve the terms of Mr. Domzalski’s cash bonus and equity compensation for 2018, as set out under Proposal 4(b) of the Company’s proxy statement;			☐	☐	☐

Are you a controlling shareholder or do you have a personal interest in the approval of Proposal 4(b)? (Note: if you do not respond, your vote will be counted as a shareholder who has a personal interest, as defined in the proxy statement).
		Yes ☐	No ☐

				For	Against	Abstain
5(a)	Approve the 2016 equity conversion bonus for Dr. Tamarkin in respect of 2016, as set out under Proposal 5(a) of the Company’s proxy statement;			☐	☐	☐

Are you a controlling shareholder or do you have a personal interest in the approval of Proposal 5(a)? (Note: if you do not respond, your vote will be counted as a shareholder who has a personal interest, as defined in the proxy statement).
		Yes ☐	No ☐

				For	Against	Abstain
5(b)	Approve Dr. Tamarkin’s cash bonus in respect of the first half of 2017, as set out under Proposal 5(b) of the Company’s proxy statement;			☐	☐	☐

Are you a controlling shareholder or do you have a personal interest in the approval of Proposal 5(b)? (Note: if you do not respond, your vote will be counted as a shareholder who has a personal interest, as defined in the proxy statement).
		Yes ☐	No ☐

				For	Against	Abstain
6.	Approve the Company’s Amended Compensation Policy, as set out under Proposal 6 of the Company’s proxy statement.			☐	☐	☐

Are you a controlling shareholder or do you have a personal interest in the approval of Proposal 6? (Note: if you do not respond, your vote will be counted as a shareholder who has a personal interest, as defined in the proxy statement).
	Yes ☐	No ☐

All shareholders are cordially invited to attend the Meeting in person. Even if you plan to attend the Meeting, please complete, sign and date the enclosed proxy card and return it promptly in the postage-paid return envelope in order to ensure that your vote will be counted if you later decide not to, or are unable to, attend the Meeting.

Even if you have given your proxy, you may still attend and vote in person at the Meeting after revoking your proxy prior to the Meeting.

For each of Proposals 4, 5 and 6, please mark whether you have a personal interest in such Proposal. For the definition of “personal interest” please see the proxy statement of the Company relating to the Meeting.  If you do not mark whether you have a personal benefit or other interest in such proposal, your vote will not be counted in determining the vote on such proposal.

By signing this Proxy, the undersigned hereby declares not to be a “controlling shareholder” as defined in the Israel Companies Law, 1999, with respect to any of the proposals above.

CONTROL NUMBER

Signature	Signature	Date __________, 2018.

Please sign exactly as your name appears on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If the signed is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
2018 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 8, 2018
The proxy statement, proxy card and financial statements as included in our Annual Report on Form 10-K/A filed on March 1, 2018 are available at http://investors.foamix.com/sec-filings

FOAMIX PHARMACEUTICALS LTD.

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 8, 2018

This proxy statement is furnished by and on behalf of the Board of Directors (the “Board”) of Foamix Pharmaceuticals Ltd., an Israeli corporation (“we”, “us”, “our”, or the “Company”), in connection with our Annual General Meeting of Shareholders to be held on Tuesday, May 8, 2018 at 9:00 a.m. (Eastern Standard Time), at the offices of our U.S. subsidiary, Foamix Pharmaceuticals Inc., located at 520 U.S. Route 22, Suite 204 in Bridgewater, New Jersey.

At the Meeting shareholders will vote on the (i) appointment of Kesselman & Kesselman (a member firm of PricewaterhouseCoopers International Limited, or PwC) an independent registered public accounting firm, as the Company’s independent public accountants for the fiscal year ending December 31, 2018, and authorization of the Board (or the Audit Committee, if such authority had been delegated to it by the Board) to fix the remuneration of such independent public accountants in accordance with the volume and nature of their services, (ii) ratification of the election of Mr. David Domzalski, or CEO, as a director of the Company, (iii) approval of annual equity incentive awards to the Company’s non-executive directors, (iv) approval of certain compensation payments to Mr. Domzalski, as follows: (a) equity incentive grants to Mr. Domzalski for 2017, and (b) the terms of Mr. Domzalski’s cash bonus and equity incentive compensation for 2018, (v) approval of certain bonus payments to Dr. Dov Tamarkin, our former CEO and former director, comprising: (a) an equity conversion bonus in respect of 2016, and (b) a cash bonus in respect of the first half of 2017, and (vi) approval of the Company’s Amended Compensation Policy. Only shareholders of record at the close of business on that date are entitled to vote at the Meeting.

By signing and returning the proxy card, you authorize Dr. Stanley Hirsch, our chairman, or Mr. David Domzalski, our Chief Executive Officer, to represent you and vote your shares at the Meeting in accordance with your instructions. Each of the foregoing may also vote your shares to adjourn the Meeting and will be authorized to vote your shares at any postponements or adjournments of the Meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made with respect to any matter, this Proxy will be voted FOR such matter except with regard to Proposals 2, 3, 4, 5 and 6, which shall be treated as broker non-votes. Any and all proxies heretofore given by the undersigned are hereby revoked.

(Continued and to be marked, dated and signed, on the other side)